    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 14, 2005

                                                           REGISTRATION NO. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            SILVER STAR ENERGY, INC.
                 (Name of Small Business Issuer in its Charter)

         NEVADA                            1311                               90-0220668
(State of Incorporation)  (Primary Standard Industrial Code No.)  (IRS Employer Identification No.)

                             11400 W. OLYMPIC BLVD., SUITE 200
                               LOS ANGELES, CALIFORNIA 90064
                                      (310) 477-2211

   (Address and telephone number of principal executive offices and principal place of business)

                                      ROBERT MCINTOSH
                                 SILVER STAR ENERGY, INC.
                             11400 W. OLYMPIC BLVD., SUITE 200
                               LOS ANGELES, CALIFORNIA 90064
                                      (310) 477-2211
                     (Name, address and telephone number of agent for service)

                                        COPIES TO:
                                  STEVEN E. SIESSER, ESQ.
                                   LOWENSTEIN SANDLER PC
                                   65 LIVINGSTON AVENUE
                                    ROSELAND, NJ 07068

Approximately date of proposed sale to the public: From time to time after this registration statement becomes effective.

If this form is filed to register securities for an offering to be made on a continuous or delayed basis, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ____

                         CALCULATION OF REGISTRATION FEE

                                                      PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF            AMOUNT       OFFERING PRICE PER      PROPOSED MAXIMUM          AMOUNT OF
   SECURITIES TO BE REGISTERED     TO BE REGISTERED       SECURITY       AGGREGATE OFFERING PRICE  REGISTRATION FEE
---------------------------------  ----------------  ------------------  ------------------------  ----------------
Common Stock, $.001 par value (2)  54,008,655 (1)(2)       $0.355               $19,173,073             $2,257

(1) Includes the registration for resale of (i) 10,888,834 shares issuable upon conversion of our senior secured convertible promissory notes due October 2005, (ii) 10,888,834 shares issuable upon exercise of warrants issued to the original purchasers of the notes in October 2005, (iii) 21,777,668 shares issuable upon exercise of warrants issued to the original purchasers of the notes in November 2005, (iv) 2,177,776 shares issuable upon exercise of our Series A warrants, (v) 2,177,776 shares issuable upon exercise of our Series B warrants, (vi) 2,177,776 shares issuable upon exercise of our Series C warrants, (vii) 2,177,776 shares issuable upon exercise of our Series D warrants, and (viii) 1,742,215 shares that are issuable as interest on the notes.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, we are also registering such additional indeterminate number of shares as may become necessary to adjust the number of shares as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Silver Star Energy, Inc.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the closing bid and asked prices as reported on the OTC Bulletin Board on November 8, 2005.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY SILVER STAR ENERGY, INC. WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED NOVEMBER 14, 2005

                             PRELIMINARY PROSPECTUS

                            SILVER STAR ENERGY, INC.

                                54,008,655 SHARES
                                  COMMON STOCK

This prospectus relates to the resale by the selling stockholders of Silver Star Energy, Inc. identified in this prospectus of shares of our common stock.

We are not selling any shares of common stock in this offering, and we will not receive any of the proceeds from the sale of these shares by the selling stockholders. All costs associated with this registration will be borne by us.

The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders may sell some, all or none of the shares offered by this prospectus. Our common stock is currently quoted on the OTC Bulletin Board, or OTCBB, under the symbol SVSE. The last reported sales price for our common stock on the OTCBB on November 11, 2005, was $0.35 per share.

INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 3 OF THIS PROSPECTUS BEFORE PURCHASING SHARES OF OUR COMMON STOCK.

No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



              The date of this prospectus is _______________, 2005.

                                TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
PROSPECTUS SUMMARY.....................................................................     1
THE OFFERING...........................................................................     2
RISK FACTORS...........................................................................     3
RISKS RELATED TO OUR CAPITAL STRUCTURE.................................................     8
YOU SHOULD NOT RELY ON FORWARD-LOOKING STATEMENTS BECAUSE THEY ARE INHERENTLY UNCERTAIN     9
USE OF PROCEEDS........................................................................    10
PRICE RANGE OF OUR COMMON STOCK........................................................    10
DIVIDEND POLICY........................................................................    11
ABOUT THE OFFERING.....................................................................    11
SELLING SHAREHOLDERS...................................................................    13
PLAN OF DISTRIBUTION...................................................................    18
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION..............................    20
BUSINESS...............................................................................    27
MANAGEMENT.............................................................................    33
EXECUTIVE COMPENSATION.................................................................    34
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.........................................    36
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.........................    37
DESCRIPTION OF SECURITIES..............................................................    38
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.........................................    40
VALIDITY OF COMMON STOCK...............................................................    40
EXPERT.................................................................................    40
WHERE YOU CAN FIND ADDITIONAL INFORMATION..............................................    40
INDEX TO FINANCIAL STATEMENTS..........................................................   F-1

                               PROSPECTUS SUMMARY

This summary highlights material information about us that is described more fully elsewhere in this prospectus. It may not contain all of the information that you find important. You should carefully read this entire document, including the "Risk Factors" section beginning on page 3 and our financial statements and their related notes to those statements appearing elsewhere in this prospectus before making a decision to invest in our common stock. Unless otherwise indicated in this prospectus or the context otherwise requires, references to "Silver Star," "we," "us," and "our" refer to Silver Star Energy, Inc.

                            SILVER STAR ENERGY, INC.

We are an oil and gas exploration and development company. Our primary objective is to identify, acquire and develop significant working interests in underdeveloped oil and gas projects that do not meet the requirements of the larger producers and developers. Exploration and development drilling over a twelve to twenty-four month period should enable us to meet corporate goals of targeted oil and gas production of a minimum of 1,000 BOE plus per day. We project that over time, the oil and gas projects will generate sufficient cash flow to self-finance and allow necessary development costs to be borne through cash flow generation.

We seek opportunities in undervalued oil and gas projects that may potentially generate a high rate of return, include proximal access to commercial distribution, and are applicable to modern oil and gas engineering technology. We target projects that offer substantial growth with minimum risk exposure. We are focused on two particular areas offering development potential: the province of Alberta in Canada and the state of California in the United States.


CORPORATE HISTORY

Silver Star Energy, Inc. was incorporated on September 25, 2002 in the State of Nevada and commenced operations on October 3, 2002. During 2003, we changed our name from Movito Holdings Ltd. to Silver Star Energy, Inc. and began the transition to becoming an independent oil and gas exploration and production company, developing and producing crude oil and natural gas.

Our initial business was that of managing automated teller machines, or ATMs, through our wholly owned subsidiary 657333 B.C. Ltd., doing business as Netcash. On October 28, 2003 we sold all of the shares of common stock of Netcash, inclusive of all its tangible and intangible assets and liabilities associated with our ATM management operations, for $25,000.

During 2003, we executed agreements to acquire interests in four separate oil and gas properties, two in Alberta, Canada and two in California, U.S.A.


LOSSES

For the year ended December 31, 2004, we incurred net losses of $1,117,651, and we incurred net losses of $327,258 for the nine months ended September 30, 2005. At September 30, 2005, we had an accumulated deficit of $1,638,670.


OFFICES

Our principal executive offices are located at 11400 W. Olympic Blvd., Suite 200, Los Angeles, California 90064 and our telephone number is (310) 477-2211. We are a Nevada corporation.

                                  THE OFFERING

Common stock outstanding before the offering.....  85,021,035 shares

Common stock offered by selling stockholders.....  Up to 54,008,654 shares, assuming full conversion of the senior secured convertible promissory notes and full
                                                   exercise of the warrants held by the selling stockholders.
                                                   This number represents approximately 63.5% of our
                                                   current outstanding shares of common stock.

Common stock to be outstanding after the offering  Up to 139,029,689 shares.

Use of proceeds..................................  We will not receive any of the proceeds from the sale of the common stock by the selling stockholders under this
                                                   prospectus. See "Use of Proceeds" for a complete
                                                   description.

OTC Bulletin Board symbol........................  SVSE

Risk factors.....................................  The securities offered by this prospectus are speculative and involve a high degree of risk and investors
                                                   purchasing securities should not purchase the securities
                                                   unless they can afford the loss of their entire investment.
                                                   See "Risk Factors" beginning on page 3.

                                  RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk and uncertainty. You should carefully consider the risks described below, together with the other information contained in this prospectus, including the consolidated financial statements and notes thereto of our company, before deciding to invest in our common stock. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our company. If any of the following risks occur, our business, financial condition and results of operations and the value of our common stock could be materially and adversely affected.



                          RISKS RELATED TO OUR BUSINESS

WE HAVE REPORTED LOSSES FROM OPERATIONS EVERY YEAR OF OUR OPERATING HISTORY.

We have never generated profits from operations in any year. At September 30, 2005, we had an accumulated deficit of $1.64 million. We will need to significantly increase our annual revenue to achieve profitability. We may not be able to do so. Even if we do achieve profitability, we cannot assure you that we will be able to sustain or increase profitability on a quarterly or annual basis in the future.

As discussed in the accompanying financial statements, these factors raise substantial doubt about our ability to continue as a going concern. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

WE WILL NOT BE ABLE TO DEVELOP OUR RESERVES OR MAKE ACQUISITIONS IF WE ARE UNABLE TO GENERATE SUFFICIENT CASH FLOW OR RAISE CAPITAL.

We will be required to make substantial capital expenditures to develop our existing reserves and to discover new oil and gas reserves. Historically, we have financed these expenditures primarily with proceeds from the sale of debt and equity securities. As of September 30, 2005, we had cash on hand in the amount of $8,215. These funds are not sufficient to meet our obligations in connection with the oil and gas exploration and development interests that we have purchased. In order to meet these obligations or acquire any additional business interest, we will have to raise additional funds. We also make offers to acquire oil and natural gas properties in the ordinary course of our business. If these offers are accepted, our capital needs may increase substantially.

We have arrangements for limited financing and we can provide no assurance that we will be able to obtain the additional required financing when needed. Obtaining additional financing will be subject to a number of factors, including:

             o   market conditions;

             o   investor acceptance of potential business assets; and

             o   investor sentiment.

These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us. If we are not successful in achieving financing in the amount necessary to meet our present obligations in connection with the oil and gas interests that we have acquired or business interests that we may acquire, implementation of our business plan may fail or be delayed.

WE HAVE ONLY TWO EMPLOYEES, AND THE LOSS OF EITHER WOULD MATERIALLY ADVERSELY AFFECT OUR ABILITY TO OPERATE OUR BUSINESS AND IMPLEMENT OUR BUSINESS PLAN.

We have only two employees, Robert McIntosh, our president and chief executive officer, and David Naylor, our chief financial officer and treasurer. We primarily rely on Mr. McIntosh to supervise our oil and gas exploration, development and production operations and Mr. Naylor to oversee our financial and accounting matters and records. The loss of the services of either, or both, of these individuals could seriously impair our business operations. We do not have key man life insurance on either Mr. McIntosh or Mr. Naylor.

WE DO NOT CONTROL ALL OF OUR OPERATIONS.

We do not operate any of our properties and we therefore have limited influence over the testing, drilling and production operations of our properties. Our lack of control could result in the following:

             o the operator might initiate exploration or development on a faster or slower pace than we prefer;

             o the operator might propose to drill more wells or build more facilities on a project than we have funds for or that we deem appropriate, which could mean that we are unable to participate in the project or share in the revenues generated by the project even though we paid our share of exploration costs, and we could have our working interest ownership in the related lands and petroleum reserves reduced as a result of our failure to participate in development expenditures; and

             o if an operator refuses to initiate a project, we might be unable to pursue the project.

Any of these events could materially reduce the value of our properties.

INFORMATION IN THIS PROSPECTUS REGARDING OUR FUTURE EXPLOITATION AND DEVELOPMENT PROJECTS REFLECTS OUR CURRENT INTENT AND IS SUBJECT TO CHANGE.

Our current exploitation and development plans are described in this prospectus. Whether we ultimately undertake an exploitation or development project will depend on the following factors:

             o   availability and cost of capital;

             o receipt of additional seismic data or the reprocessing of existing data;

             o   current and projected oil or natural gas prices;

             o the costs and availability of drilling rigs and other equipment supplies and personnel necessary to conduct these operations;

             o   success or failure of activities in similar areas;

             o   changes in the estimates of the costs to complete the projects;

             o our ability to attract other industry partners to acquire a portion of the working interest to reduce costs and exposure to risks; and

             o   decisions of our joint working interest owners and partners.

We will continue to gather data about our projects and it is possible that additional information will cause us to alter our schedule or determine that a project should not be pursued at all. You should understand that our plans regarding our projects might change.

WE MAY NOT BE ABLE TO FINANCE FUTURE NEEDS OR ADAPT OUR BUSINESS PLAN TO CHANGES BECAUSE OF RESTRICTIONS PLACED ON US BY THE INSTRUMENTS GOVERNING OUR DEBT.

Our agreements with the selling stockholders who purchased our senior secured convertible promissory notes contain various covenants that limit our ability to, among other things:

             o pay dividends on our common stock, redeem or repurchase our common stock or other equity security;

             o   sell assets; and

             o issue any securities that rank pari passu or senior to the senior secured convertible promissory notes that we issued to the selling stockholders.

Our ability to comply with such covenants may be affected by events beyond our control, including prevailing economic, financial and industry conditions. Additionally, our agreements with the selling stockholders contain numerous affirmative covenants, including covenants regarding reporting requirements and compliance with applicable laws and regulations. Additional debt we incur in the future may subject us to future covenants.

Our failure to comply with these covenants could result in a default under the agreements governing the relevant debt. In addition, if any such default is not cured or waived, the default could result in an acceleration of debt under other debt instruments that contain cross acceleration or cross-default provisions, which could require us to repay or repurchase debt, together with accrued interest, prior to the date it otherwise is due and that could adversely affect our financial condition. If a default occurs under the notes, the selling stockholders could cause all of the outstanding debt obligations under the notes to become due and payable. Upon a default or cross-default, the selling stockholders could proceed against the collateral. Even if we are able to comply with all of the applicable covenants, the restrictions on our ability to manage our business in our sole discretion could adversely affect our business by, among other things, limiting our ability to take advantage of financings, mergers, acquisitions and other corporate opportunities that we believe would be beneficial to us.

IF WE ARE UNABLE TO ACCESS OUR PROPERTIES OR CONDUCT OUR OPERATIONS DUE TO SURFACE CONDITIONS, OUR BUSINESS WILL BE ADVERSELY AFFECTED.

Our exploitation and development of oil and natural gas reserves depends upon access to the areas where our operations are to be conducted. We conduct a portion of our operations in northern regions where we are only able to do so on a seasonal basis. Unless the surface is sufficiently frozen, we are unable to access our properties, drill or otherwise conduct our operations as planned. In addition, if the surface thaws earlier than expected, we must cease our operations for the season earlier than planned. Our operations are affected by road bans imposed from time to time during the break-up and thaw period in the spring. Road bans are also imposed due to snow, mud and rock slides and periods of high water, which can restrict access to our well sites and production facility sites. In recent years, winters in our northern operating areas have been warmer than normally experienced and, as a result, our operating seasons have been shorter than in the past. Our inability to access our properties or to conduct our operations as planned will result in a shutdown or slow down of our operations, which will adversely affect our business.

IF WE ARE NOT ABLE TO EFFECTIVELY MANAGE OUR ANTICIPATED EXPANSION AND GROWTH, OUR BUSINESS AND FINANCIAL CONDITION WILL BE NEGATIVELY AFFECTED.

We have recently expanded our business operations. Any future growth in our business may place significant strain on our limited managerial and operational resources. We cannot assure you that we will be able to implement adequate controls over the risks associated with our planned expansion. If we are unable to effectively manage expanded operations, our revenues may not concurrently increase with rising costs of operations and our business will be negatively affected.

OUR COMPLIANCE WITH THE SARBANES-OXLEY ACT AND SEC RULES CONCERNING INTERNAL CONTROLS MAY BE TIME CONSUMING, DIFFICULT AND COSTLY FOR US.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires publicly-traded companies to obtain.

                          RISKS RELATED TO OUR INDUSTRY

OIL AND NATURAL GAS PRICES ARE VOLATILE AND LOW PRICES WILL ADVERSELY AFFECT OUR BUSINESS.

Fluctuations in the prices of oil and natural gas will affect many aspects of our business, including:

             o   revenues, cash flow and earnings;

             o   ability to attract capital to finance our operations;

             o   cost of capital; and

             o   the value of our oil and natural gas properties.

Both oil and natural gas prices are extremely volatile. Oil prices are determined by international supply and demand. Political developments, compliance or non-compliance with self-imposed quotas, or agreements between members of the Organization of Petroleum Exporting Countries can affect world oil supply and prices. Prices obtained for our natural gas production are determined by supply and demand factors within North America.

Any material decline in prices could result in a reduction of our potential revenue and our overall value. The economics of producing from some wells could change as a result of lower prices. As a result, we could elect not to produce from certain wells.

YOU SHOULD NOT UNDULY RELY ON RESERVE INFORMATION BECAUSE RESERVE INFORMATION REPRESENTS ESTIMATES.

Estimates of oil and natural gas reserves involve a great deal of uncertainty because they depend in large part upon the reliability of available geologic and engineering data, which is inherently imprecise. Geologic and engineering data are used to determine the probability that a reservoir of oil and natural gas exists at a particular location, and whether oil and natural gas are recoverable from a reservoir. Recoverability is ultimately subject to the accuracy of data regarding, among other factors:

             o   geological characteristics of the reservoir structure;

             o   reservoir fluid properties;

             o   the size and boundaries of the drainage area; and

             o reservoir pressure and the anticipated rate of pressure depletion.

The evaluation of these and other factors is based upon available seismic data, computer modeling, well tests and information obtained from production of oil and natural gas from adjacent or similar properties, but the probability of the existence and recoverability of reserves is less than 100% and actual recoveries of proved reserves usually differ from estimates.

Estimates of oil and natural gas reserves also require numerous assumptions relating to operating conditions and economic factors, including, among others:

             o   the price at which recovered oil and natural gas can be sold;

             o   the costs associated with recovering oil and natural gas;

             o the prevailing environmental conditions associated with drilling and production sites;

             o   the availability of enhanced recovery techniques;

             o   the ability to transport oil and natural gas to markets; and

             o governmental and other regulatory factors, such as taxes and environmental laws.

A change in any one or more of these factors could result in known quantities of oil and natural gas previously estimated as proved reserves becoming unrecoverable. For example, a decline in the market price of oil or natural gas to an amount that is less than the cost of recovery of such oil and natural gas in a particular location could make production thereof commercially impracticable. The risk that a decline in price could have that effect is magnified in the case of reserves requiring sophisticated or expensive production enhancement technology and equipment, such as some types of heavy oil. Each of these factors, by having an impact on the cost of recovery and the rate of production, will also affect the present value of future net cash flow from estimated reserves.

In addition, estimates of reserves and future net cash flows expected from them prepared by different independent engineers or by the same engineers at different times, may vary substantially.

DRILLING AND OTHER CAPITAL ACTIVITIES ARE SUBJECT TO MANY RISKS AND ANY INTERRUPTION OR LACK OF SUCCESS IN OUR DRILLING ACTIVITIES WILL ADVERSELY AFFECT OUR BUSINESS.

Drilling activities are subject to many risks, including the risk that no commercially productive reservoirs will be encountered. New wells that we drill may not be productive or we may not recover all or any portion of our investment. Drilling for oil and natural gas could involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce enough net revenue to return a profit after drilling, operating and other costs. The cost of drilling, completing and operating wells is often uncertain. Our drilling, completion, well workover and pipeline and facility construction operations could be curtailed, delayed or canceled as a result of numerous factors, many of which are beyond our control, including:

             o   adverse weather conditions;

             o   compliance with governmental regulations; and

             o mechanical difficulties or shortages or delays in the delivery of equipment and services.

OUR OPERATIONS ARE AFFECTED BY OPERATING HAZARDS AND UNINSURED RISKS AND A SHUTDOWN OR SLOWDOWN OF OUR OPERATIONS WILL ADVERSELY AFFECT OUR BUSINESS.

There are many operating hazards in drilling for and producing oil and natural gas, including:

             o encountering unexpected formations or pressures that could cause damage to equipment or personal injury;

             o blowouts, accidents, oil spills, fires or other damage to a well that could require us to redrill it or take other corrective action;

             o   equipment failures that curtail or stop production;

             o   bad weather that interrupts drilling operations.

Any of these events could result in damage to or destruction of oil and natural gas wells, production facilities or other property, or injury to persons. In addition, any of the above events could result in environmental damage or personal injury for which we will be liable. The occurrence of a significant event not fully insured or indemnified against could seriously harm our financial condition and operating results.

ABORIGINAL PEOPLES MAY MAKE CLAIMS REGARDING THE LANDS ON WHICH OUR OPERATIONS ARE CONDUCTED.

Aboriginal peoples have claimed aboriginal title and rights to a substantial portion of western Canada. If any aboriginal peoples file a claim claiming aboriginal title or rights to the lands on which any of our properties are located, and if any such claim is successful, it could have a material adverse effect on our operations.

OUR BUSINESS IS SUBJECT TO ENVIRONMENTAL AND OTHER GOVERNMENT LAWS AND REGULATIONS IN ALL JURISDICTIONS IN WHICH WE OPERATE AND OUR COMPLIANCE WITH SUCH REGULATIONS COULD BE COSTLY AND COULD NEGATIVELY IMPACT OUR RESULTS OF OPERATIONS AND PRODUCTION.

Our operations are governed by numerous U.S. and Canadian laws and regulations at the state, provincial and federal levels. These laws and regulations govern the operation and maintenance of our facilities, the discharge of materials into the environment and other environmental protection issues. The laws and regulations may, among other potential consequences:

             o   require that we acquire permits before commencing drilling;

             o restrict the substances that can be released into the environment in connection with drilling and production activities;

             o limit or prohibit drilling activities on protected areas, such as wetlands or wilderness areas;

             o require that reclamation measures be taken to prevent pollution from former operations;

             o require remedial measures to mitigate pollution from former operations, such as plugging abandoned wells and remediating contaminated soil and groundwater; and

             o require remedial measures be taken with respect to property designated as a contaminated site, for which we are a responsible person.

Under these laws and regulations, we could be liable for personal injury, clean-up costs and other environmental and property damages, as well as administrative, civil and criminal penalties. We do not believe that insurance coverage for the full potential liability of environmental damages is available at a reasonable cost. Accordingly, we could be liable, or could be required to cease production on properties, if environmental damage exists or occurs.

The costs of complying with environmental laws and regulations in the future may have that kind of effect. Furthermore, changes could occur that result in stricter standards and enforcement, larger fines and liability, and increased capital expenditures and operating costs, any of which could have a material adverse effect on our financial condition or results of operations.

ESSENTIAL EQUIPMENT MIGHT NOT BE AVAILABLE.

Oil and natural gas exploitation and development activities depend upon the availability of drilling and related equipment in the particular areas where those activities will be conducted. Demand for that equipment or access restrictions may affect the availability of that equipment to us and delay our exploitation and development activities.

WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY.

The oil and natural gas industry is highly competitive. Our competitors include companies and other entities that have greater financial and personnel resources than we do. Our ability to acquire additional properties and to discover reserves in the future depends upon our ability to evaluate and select suitable properties and to complete transactions in a highly competitive environment.



                     RISKS RELATED TO OUR CAPITAL STRUCTURE

INSIDERS HAVE SUBSTANTIAL CONTROL OVER US, AND THEY COULD DELAY OR PREVENT A CHANGE IN OUR CORPORATE CONTROL EVEN IF OUR OTHER STOCKHOLDERS WANTED IT TO OCCUR.

Our executive officers, directors, and principal stockholders who hold 5% or more of the outstanding common stock and their affiliates beneficially owned as of November 1, 2005, in the aggregate, approximately 35% of our outstanding common stock. These stockholders will be able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur.

THE MARKET PRICE OF OUR COMMON STOCK MAY BE VOLATILE.

The market price of our common stock has been and will likely continue to be highly volatile, as is the stock market in general, and the market for OTC Bulletin Board quoted stocks in particular. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the oil and gas industries, announcements made by our competitors or sales of our common stock. These factors may materially adversely affect the market price of our common stock, regardless of our performance.

In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

OUR COMMON STOCK MAY BE CONSIDERED A "PENNY STOCK" AND MAY BE DIFFICULT TO
SELL.

The SEC has adopted regulations which generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is less than $5.00 per share and, therefore, it may be designated as a "penny stock" according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares.

FUTURE SALES OF OUR COMMON STOCK MAY DEPRESS OUR STOCK PRICE.

Sales of a substantial number of shares of our common stock in the public market could cause a decrease in the market price of our common stock. At November 1, 2005, we had 85,021,035 shares of common stock outstanding. Substantially all of our outstanding shares either are eligible for resale to the public without restriction pursuant to Rule 144(k) or are eligible for resale to the public pursuant to Rule 144. Warrants or other rights to purchase 42,127,606 shares of our common stock were outstanding and senior secured convertible promissory notes to purchase 10,888,834 shares of our common stock were outstanding. In addition, an aggregate $1,510,000 principal amount of secured convertible debentures are outstanding. The outstanding principal amount of the secured convertible debentures is convertible into shares of our common stock based on a conversion price equal to the lesser of $1.00 or the 5-day average trading price of our common stock on the date of conversion. We may also issue additional shares of stock and securities convertible into or exercisable for stock in connection with our business. If a significant portion of these shares were sold in the public market, the market value of our common stock could be adversely affected.


       YOU SHOULD NOT RELY ON FORWARD-LOOKING STATEMENTS BECAUSE THEY ARE
                              INHERENTLY UNCERTAIN

This prospectus, including the sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis or Plan of Operation," "Business," and elsewhere in this prospectus contains forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terminology such as "indicates," "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We caution you not to place undue reliance on these statements, which speak only as of the date of this prospectus. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results.

                                 USE OF PROCEEDS

All of the net proceeds from the sale of the shares offered pursuant to this prospectus will go to the stockholders who offer and sell them. We will not receive any proceeds from the sale of shares by the selling stockholders. A portion of the shares offered pursuant to this prospectus are issuable upon the exercise of warrants. If these warrants are fully exercised by payment of the exercise price in cash, we will receive gross proceeds of approximately $21,265,890.19, which will be used for general corporate purposes, including working capital. The actual allocation of proceeds realized from the exercise of these warrants will depend upon the amount and timing of such exercises, our operating revenues and cash position at such time and our working capital requirements. There can be no assurances that any of the outstanding warrants will be exercised.



                         PRICE RANGE OF OUR COMMON STOCK

Since June 12, 2003, our common stock has been listed on the OTCBB under the trading symbol "SVSE." On November 11, 2005, the last reported bid price of our common stock on the OTCBB was $0.35 per share. On November 1, 2005, there were approximately 88 holders of record of our common stock. High and low bid quotations of our common stock since June 12, 2003, as reported on the OTCBB are set forth in the table below:

                                                HIGH    LOW
                                               -----  -----
Fiscal Year Ended December 31, 2003:
   First Quarter.............................    N/A    N/A
   Second Quarter (from June 12, 2003)*......  $0.00  $0.00
   Third Quarter*............................  $0.00  $0.00
   Fourth Quarter**..........................  $1.76  $1.00
Fiscal Year Ended December 31, 2004:
   First Quarter.............................  $2.06  $1.11
   Second Quarter............................  $1.72  $0.70
   Third Quarter.............................  $0.80  $0.41
   Fourth Quarter............................  $1.45  $0.54
Fiscal Year Ended December 31, 2005:
   First Quarter.............................  $1.31  $0.68
   Second Quarter............................  $0.85  $0.41
   Third Quarter.............................  $0.72  $0.44
   Fourth Quarter (through November 11, 2005)  $0.54  $0.31

----------
* There were no trading activities in shares of our common stock during this period.
**  Adjusted for a 24:1 forward stock split.

The above quotations are taken from information provided by Yahoo Finance and reflect inter-dealer prices without retail markup, markdown, or commission, and may not necessarily represent actual transactions.

                                 DIVIDEND POLICY

To date, we have not paid any dividends on our common stock and we do not intend to pay dividends for the foreseeable future, but intend instead to retain earnings, if any, for use in our business operations. Our agreements with the investors who purchased the notes and warrants, the underlying common stock of which is being offered for resale pursuant to this prospectus, prohibit us from declaring or paying any dividends or other distributions on the common stock at any time while the notes and warrants are outstanding. The payment of dividends in the future, if any, will be at the sole discretion of our board of directors and will depend upon our debt and equity structure, earnings and financial condition, need for capital in connection with possible future acquisitions and other factors, including economic conditions, regulatory restrictions and tax considerations. We cannot guarantee that we will pay dividends or, if we pay dividends, the amount or frequency of these dividends.


                               ABOUT THE OFFERING

On September 30, 2005, we entered into a note and warrant purchase agreement with certain investors pursuant to which we raised an aggregate of $3,429,985 before issuance costs, and issued senior secured convertible promissory notes in the aggregate principal amount of $3,429,985 and warrants to purchase up to 10,888,834 shares of our common stock at an exercise price of $0.63 per share at anytime prior to October 14, 2010. The sale of the notes and the warrants closed on October 14, 2005.

The aggregate principal amount of the notes, as well as any accrued but unpaid interest on the notes, are convertible at any time at the option of the holders of the notes into shares of our common stock at a conversion price of $0.315 per share. We are required to repay the principal amount of the notes in 18 equal monthly installments beginning April 2006. The last installment of principal is due on October 1, 2007. The notes bear interest at an annual rate of 8%. The first interest payment is due on December 1, 2005, and thereafter accrued interest is payable semi-annually on June 1 and December 1 of each subsequent year.

We have the option to pay principal and interest on the notes in cash or shares of our common stock. In the event we elect to make such payments in common stock, the price used to determine the number of shares to be issued will be based on 92.5% of the average of the following for the five trading days preceding the principal payment date:

             o the daily volume weighted average price of the common stock on the OTC Bulletin Board; or if the common stock is not quoted on the OTC Bulletin Board,

             o the most recent bid price per share of common stock reported in the Pink Sheets; or in all other cases,

             o the fair market value of a share of common stock as determined by an independent appraiser.

We may only elect to pay a principal installment with common stock if:

             o the registration statement of which this prospectus is a part has been effective for twenty consecutive calendar days;

             o trading of our common stock has not been suspended from trading by the Securities and Exchange Commission or OTC Bulletin Board (or other exchange or market on which the common stock is trading);

             o we are in material compliance with the terms and conditions of the notes and other related documents; and

             o the issuance of shares of common stock to any holder does not allow such holder's aggregate beneficial ownership of common stock to exceed 4.99% of all our outstanding common stock unless the holder has waived such requirement.

In order to have a sufficient amount of common stock to facilitate payments of principal installments in shares of our common stock, we have reserved 120% of the number of shares issuable upon conversion of the notes and the warrants.

We have the right to require the conversion of the notes in the event that the closing bid price per share of our common stock exceeds 200% of the then effective conversion price for a period of 10 of 20 consecutive trading days and the following conditions are satisfied:

             o the registration statement of which this prospectus is a part has been effective for 60 consecutive calendar days before the mandatory conversion date;

             o trading of our common stock has not been suspended from trading by the Securities and Exchange Commission or OTC Bulletin Board (or other exchange or market on which the common stock is trading);

             o we are in material compliance with the terms and conditions of the notes and other related documents;

             o the issuance of shares of common stock to any holder does not allow such holder's aggregate beneficial ownership of common stock to exceed 4.99% of all our outstanding common stock unless the holder has waived such requirement; and

             o we are not in possession of any material non-public information.

The conversion price of the notes is subject to customary anti-dilution adjustments in the event of stock splits, stock combinations, dividends and distributions, reclassifications, exchanges, substitutions and other similar transactions involving the common stock and reorganizations, mergers, consolidations, and sales of assets involving us. The exercise price of the warrants and the number of shares of common stock issuable upon exercise of the warrants is subject to customary anti-dilution adjustments in the event of stock splits, stock combinations, and common stock dividends and distributions. The exercise price of the warrants is also subject to adjustment if we make certain other dividends and distributions. If we issue or are deemed to have issued any additional shares of common stock at less than the then effective conversion price of the notes or exercise price of the warrants, other than in certain customary circumstances, the applicable conversion price or exercise price will be reduced to a price equal to the consideration per share paid for the additional shares of common stock.

Under the terms of the note and warrant purchase agreement, each investor was granted an option to purchase a note in a principal amount equal to the amount of the investor's initial investment. The option was to be exercisable at any time from the effective date of the registration statement of which this prospectus is a part until six months after the effective date, or until we provided notice to the investor that certain conditions had been satisfied and the option must be exercised. We were required to issue additional warrants, on the same terms as the warrants issued to the investors as described above, to purchase shares of our common stock to the investors that choose to exercise their option to purchase an additional note.

On November 9, 2005, we amended and restated the terms of the note and warrant purchase agreement and related registration rights agreement to terminate the option to purchase additional notes and warrants. In exchange for the termination of the option, we issued to each of the investors two warrants. The Series A warrants issued to investors are exercisable for the same number of shares as the investor initially was entitled to receive upon conversion of the notes that it purchased, at an exercise price of $0.315 per share. We have the right to call up to twenty-five percent of the Series A warrants issued to investors, provided certain conditions are satisfied. The Series B warrants issued to investors are exercisable for an equivalent number of shares as the Series A warrant issued to such investors, at an exercise price of $0.63 per share. Both Series A and Series B warrants issued to investors are exercisable for one year following the effective date.

The exercise prices of the Series A and Series B warrants issued to investors and the number of shares of common stock issuable upon exercise of the warrants are subject to customary anti-dilution adjustments in the event of stock splits, stock combinations, and common stock dividends and distributions. The exercise prices of the warrants are also subject to adjustment if we make certain other dividends and distributions. If we issue or are deemed to have issued any additional shares of common stock at less than the then effective conversion price of the notes or exercise price of the warrants, other than in certain customary circumstances, the applicable conversion price or exercise price will be reduced to a price equal to the consideration per share paid for the additional shares of common stock.

Our obligations to pay the principal and interest on the notes are secured by a security interest in essentially all of our assets, pursuant to the terms of a security agreement dated September 30, 2005.

As a result of the sale of the notes and the warrants to the investors, we also issued to each of H.C. Wainwright & Co., Inc., the placement agent, and 1st SB Partners Ltd., our financial advisor, the following warrants, which have been amended as of November 8, 2005:

             o a Series A warrant to purchase up to 1,088,888 shares of our common stock at $0.315 per share, which is exercisable at any time from September 30, 2005 through September 30, 2010;

             o a Series B warrant to purchase up to 1,088,888 shares of our common stock at $0.63 per share, which is exercisable at any time from September 30, 2005 through September 30, 2010;

             o a Series C warrant to purchase up to 1,088,888 shares of our common stock at $0.315 per share, which is exercisable at any time beginning on the effective date of the registration statement of which this prospectus is a part through the date that is one year after the effective date; and

             o a Series D warrant to purchase up to 1,088,888 shares of our common stock at $0.63 per share, which is exercisable at any time beginning on the effective date of the registration statement of which this prospectus is a part through the date that is five years after such effective date, provided that the warrant listed in (c) above issued to such holder has been exercised.

Under the terms of the notes and warrants, a selling stockholder may not convert the notes or exercise the warrants to the extent such conversion or exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding shares of common stock following such conversion or exercise.

The Selling Stockholders and the specific number of shares that they may resell through this prospectus are listed on page 14.


                              SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are issuable upon conversion of the notes and exercise of the warrants that they hold. For additional information regarding the issuance of the notes and warrants, see "About the Offering" above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the notes and warrants issued pursuant to the note and warrant purchase agreement dated September 30, 2005, and amended on November 9, 2005, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock held by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the notes and warrants, as of November 11, 2005, assuming conversion of all convertible notes and exercise of all warrants held by the selling stockholders on that date, without regard to any limitations on conversion or exercise.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of the registration rights agreement with the selling stockholders, this prospectus generally covers the resale of all of shares of common stock issuable upon conversion of the convertible notes and exercise of the warrants as of the trading day immediately preceding the date the registration statement is initially filed with the SEC. Because the principal amounts and interest of the convertible notes may fluctuate, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the convertible notes and warrants, a selling stockholder may not convert the convertible notes or exercise the warrants to the extent such conversion or exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding shares of common stock following such conversion or exercise. The number of shares in the second column does not reflect this limitation. The 4.99% limitation would not prevent the selling shareholder from acquiring and selling in excess of 4.99% of our common stock through a series of acquisitions and sales under the warrants. The selling stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to the table, we believe each holder possesses sole voting and investment power with respect to all of the shares of common stock owned by that holder. In computing the number of shares beneficially owned by a holder and the percentage ownership of that holder, shares of common stock subject to options or warrants or underlying notes held by that holder that are currently exercisable or convertible or are exercisable or convertible within 60 days after the date of the table are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

                                       AMOUNT OF SHARES                  AMOUNT OF SHARES TO
                                         BENEFICIALLY                      BE BENEFICIALLY      % OF SHARES TO BE
                                        OWNED PRIOR TO      AMOUNT OF        OWNED AFTER        BENEFICIALLY OWNED
NAME OF BENEFICIAL OWNER                  OFFERING(1)    SHARES OFFERED      OFFERING(2)      AFTER OFFERING (2)(3)
-------------------------              ----------------  --------------  -------------------  ---------------------
Nite Capital LP                           7,923,806 (4)       7,923,806           0                     0%
Crescent International Ltd.               7,923,806 (5)       7,923,806           0                     0%
Enable Growth Partners LP                 7,923,806 (6)       7,923,806           0                     0%
Enable Opportunity Partners LP            1,980,951 (7)       1,980,951           0                     0%
Double U Master Fund LP                   2,376,940 (8)       2,376,940           0                     0%
CAMOFI Master LDC                         5,282,539 (9)       5,282,539           0                     0%
DKR Soundshore Oasis Holding Fund LTD    3,301,584 (10)       3,301,584           0                     0%
Cranshire Capital, L.P.                  2,641,267 (11)       2,641,267           0                     0%
SDS Capital Group SPC, Ltd.              3,961,901 (12)       3,961,901           0                     0%
Iroquois Capital LP                      1,980,951 (13)       1,980,951           0                     0%
H.C. Wainwright & Co., Inc.              2,177,768 (14)       2,177,768           0                     0%
John R. Clarke                             947,328 (15)         947,328           0                     0%
Scott F. Koch                              947,328 (16)         947,328           0                     0%
Ari J. Fuchs                               217,776 (17)         217,776           0                     0%
Jason A. Stein                              65,332 (18)          65,332           0                     0%
1st SB Partners Ltd.                     4,355,552 (19)       4,355,552           0                     0%

----------

(1) Assumes that the selling stockholders acquire no additional shares of common stock before completion of this offering.

(2) Assumes that all of the shares offered by the selling stockholders under this prospectus are sold.

(3) Percentage ownership is computed in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission, and is based on 85,021,035 shares issued and outstanding as of November 1, 2005.

(4) Includes (i) 1,904,761 shares of common stock issuable upon conversion of $600,000 principal amount of notes, (ii) 1,904,761 shares issuable upon exercise of the warrants issued in October 2005 in connection with the notes,
(iii) 3,809,522 shares issuable upon exercise of the warrants issued in November 2005 in connection with the notes and (iv) up to 304,762 shares potentially issuable in respect of interest payable through maturity on the notes. Keith Goodman, a Manager of the General Partner of Nite Capital LP, exercises voting and investment control over the securities owned by Nite Capital LP. Mr. Goodman disclaims beneficial ownership of these securities.

(5) Includes (i) 1,904,761 shares of common stock issuable upon conversion of $600,000 principal amount of notes, (ii) 1,904,761 shares issuable upon exercise of the warrants issued in October 2005 in connection with the notes,
(iii) 3,809,522 shares issuable upon exercise of the warrants issued in November 2005 in connection with the notes and (iv) up to 304,762 shares potentially issuable in respect of interest payable through maturity on the notes. Mel Craw and Maxi Brezzi, in their capacities as managers of GreenLight (Switzerland) SA, the investment advisor to Crescent International Ltd., may exercise voting and investment control over the securities owned by Crescent International Ltd. Messrs. Craw and Brezzi disclaim beneficial ownership of these securities.

(6) Includes (i) 1,904,761 shares of common stock issuable upon conversion of $600,000 principal amount of notes, (ii) 1,904,761 shares issuable upon exercise of the warrants issued in October 2005 in connection with the notes,
(iii) 3,809,522 shares issuable upon exercise of the warrants issued in November 2005 in connection with the notes and (iv) up to 304,762 shares potentially issuable in respect of interest payable through maturity on the notes. Mitch Levine is the managing partner of Enable Growth Partners LP, and as such has authority to vote and dispose of the securities held by Enable Growth Partners LP.

(7) Includes (i) 476,190 shares of common stock issuable upon conversion of $150,000 principal amount of notes, (ii) 476,190 shares issuable upon exercise of the warrants issued in October 2005 in connection with the notes, (iii) 952,380 shares issuable upon exercise of the warrants issued in November 2005 in connection with the notes and (iv) up to 76,191 shares potentially issuable in respect of interest payable through maturity on the notes. Mitch Levine is the managing partner of Enable Opportunity Partners, LP, and as such has authority to vote and dispose of the securities held by Enable Opportunity Partners LP.

(8) Includes (i) 571,380 shares of common stock issuable upon conversion of $179,985 principal amount of notes, (ii) 571,380 shares issuable upon exercise of the warrants issued in October 2005 in connection with the notes, (iii) 1,142,760 shares issuable upon exercise of the warrants issued in November 2005 in connection with the notes and (iv) up to 91,420 shares potentially issuable in respect of interest payable through maturity on the notes. Itzchak Winehouse exercises dispositive and voting power over the securities that Double U Master Fund LP owns.

(9) Includes (i) 1,269,841 shares of common stock issuable upon conversion of $400,000 principal amount of notes, (ii) 1,269,841 shares issuable upon exercise of the warrants issued in October 2005 in connection with the notes,
(iii) 2,539,682 shares issuable upon exercise of the warrants issued in November 2005 in connection with the notes and (iv) up to 203,175 shares potentially issuable in respect of interest payable through maturity on the notes. Richard Smithline exercises voting and investment control over all securities owned by CAMOFI Master LDC. The interest of Richard Smithline in the securities beneficially owned by CAMOFI is limited to the extent of his pecuniary interest in CAMOFI.

(10) Includes (i) 793,650 shares of common stock issuable upon conversion of $250,000 principal amount of notes, (ii) 793,650 shares issuable upon exercise of the warrants issued in October 2005 in connection with the notes, (iii) 1,587,300 shares issuable upon exercise of the warrants issued in November 2005 in connection with the notes and (iv) up to 126,984 shares potentially issuable in respect of interest payable through maturity on the notes. DKR

Soundshore Oasis Holding Fund Ltd ("Fund") is a master fund in a master feeder structure. The Fund's investment manager is DKR Oasis Management Company LP (the "Investment Manager"). Pursuant to an investment management agreement among the Fund, the feeder funds and the Investment Manager, the Investment Manager has the authority to do any and all acts on behalf of the Fund, including voting and disposing any shares held by the Fund. Accordingly, the Investment Manager may be deemed to be the beneficial owner of such shares. Mr. Seth Fischer is the managing partner of Oasis Management Holdings, LLC, one of the general partners of the Investment Manager. Mr. Fischer has ultimate responsibility for voting and disposing shares held by the Fund. Accordingly, Mr. Fischer may be deemed to be the beneficial owner of such shares. The Investment Manager and Mr. Fischer disclaim beneficial ownership of such shares except to the extent of its and his respective pecuniary interest therein.

(11) Includes (i) 634,920 shares of common stock issuable upon conversion of $200,000 principal amount of notes, (ii) 634,920 shares issuable upon exercise of the warrants issued in October 2005 in connection with the notes, (iii) 1,269,840 shares issuable upon exercise of the warrants issued in November 2005 in connection with the notes and (iv) up to 101,587 shares potentially issuable in respect of interest payable through maturity on the notes. Mitchell P. Kopin, President of Downsview Capital, Inc., the general partner of Cranshire Capital, L.P., has sole voting and investment control over the securities owned by Cranshire Capital, L.P. Mr. Kopin disclaims beneficial ownership of these securities.

(12) Includes (i) 952,380 shares of common stock issuable upon conversion of $300,000 principal amount of notes, (ii) 952,380 shares issuable upon exercise of the warrants issued in October 2005 in connection with the notes, (iii) 1,904,760 shares issuable upon exercise of the warrants issued in November 2005 in connection with the notes and (iv) up to 152,381 shares potentially issuable in respect of interest payable through maturity on the notes. Steven Derby exercises voting and dispositive power over the securities owned by SDS Capital Group SPC, Ltd. in his capacity as managing member of SDS Management, LLC, the investment manager of SDS Capital Group SPC, Ltd.

(13) Includes (i) 476,190 shares of common stock issuable upon conversion of $150,000 principal amount of notes, (ii) 476,190 shares issuable upon exercise of the warrants issued in October 2005 in connection with the notes, (iii) 952,380 shares issuable upon exercise of the warrants issued in November 2005 in connection with the notes and (iv) up to 76,191 shares potentially issuable in respect of interest payable through maturity on the notes. Joshua Silverman, a principal of Iroquois Capital LP, exercises voting and investment control over the securities owned by Iroquois Capital LP. Mr. Silverman disclaims beneficial ownership of these securities.

(14) Includes (i) 544,442 shares of common stock issuable upon exercise of a Series A warrant, (ii) 544,442 shares of common stock issuable upon exercise of a Series B warrant, (iii) 544,442 shares of common stock issuable upon exercise of a Series C warrant, and (iv) 544,442 shares of common stock issuable upon exercise of a Series D warrant. H.C. Wainwright, Inc. is a registered broker dealer and received its warrants as partial compensation for its services rendered in connection with the transactions contemplated by the note and warrant purchase agreement entered into with certain of the selling stockholders. Michael Bradford exercises sole voting and investment power over the shares held by Wainwright. Accordingly, he may be deemed to be the beneficial owner of such shares. Mr. Bradford disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.

(15) Includes (i) 236,832 shares of common stock issuable upon exercise of a Series A warrant, (ii) 236,832 shares of common stock issuable upon exercise of a Series B warrant, (iii) 236,832 shares of common stock issuable upon exercise of a Series C warrant, and (iv) 236,832 shares of common stock issuable upon exercise of a Series D warrant. Mr. Clarke received his warrants as partial compensation for services rendered as an employee of Wainwright in connection with the sale of the notes and warrants to the investors.

(16) Includes (i) 236,832 shares of common stock issuable upon exercise of a Series A warrant, (ii) 236,832 shares of common stock issuable upon exercise of a Series B warrant, (iii) 236,832 shares of common stock issuable upon exercise of a Series C warrant, and (iv) 236,832 shares of common stock issuable upon exercise of a Series D warrant. Mr. Koch received his warrants as partial compensation for services rendered as an employee of Wainwright in connection with the sale of the notes and warrants to the investors.

(17) Includes (i) 54,444 shares of common stock issuable upon exercise of a Series A warrant, (ii) 54,444 shares of common stock issuable upon exercise of a Series B warrant, (iii) 54,444 shares of common stock issuable upon exercise of a Series C warrant, and (iv) 54,444 shares of common stock issuable upon exercise of a Series D warrant.

Mr. Fuchs received his warrants as partial compensation for services rendered as an employee of Wainwright in connection with the sale of the notes and warrants to the investors.

(18) Includes (i) 16,333 shares of common stock issuable upon exercise of a Series A warrant, (ii) 16,333 shares of common stock issuable upon exercise of a Series B warrant, (iii) 16,333 shares of common stock issuable upon exercise of a Series C warrant, and (iv) 16,333 shares of common stock issuable upon exercise of a Series D warrant. Mr. Stein received his warrants as partial compensation for services rendered as an employee of Wainwright in connection with the sale of the notes and warrants to the investors.

(19) Includes (i) 1,088,888 shares of common stock issuable upon exercise of a Series A warrant, (ii) 1,088,888 shares of common stock issuable upon exercise of a Series B warrant, (iii) 1,088,888 shares of common stock issuable upon exercise of a Series C warrant, and (iv) 1,088,888 shares of common stock issuable upon exercise of a Series D warrant. Sarah R. Speno, as President of 1st SB Partners Ltd., has voting and investment control over all shares owned by 1st SB Partners Ltd.

                              PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

       o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

       o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

       o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

       o an exchange distribution in accordance with the rules of the applicable exchange;

       o     privately-negotiated transactions;

       o short sales effected after the date the registration statement to which this prospectus relates is declared effective;

       o broker-dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share;

       o through the writing or settlement of option or other hedging transactions, whether through an options exchange or otherwise;

       o     a combination of any such methods of sale; and

       o     any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. We cannot presently estimate the amount of such compensation. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being registered by this prospectus. Based on the information provided to us by the selling securityholders, we know of no existing arrangements between any selling securityholder, any other selling securityholder, broker, dealer, underwriter or agent relating to the sale or distribution of the securities.

Upon notification to us by a selling securityholder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (1) the name of each such selling securityholder and of the participating brokers or dealers, (2) the number of shares involved, (3) the price at which such shares were sold, (4) the commissions paid or discounts or concessions allowed to such brokers or dealers, where applicable, (5) that such brokers or dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (6) other facts material to the transaction. In addition, upon notification to us by a selling securityholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed if required.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATION

The following discussion and analysis should be read in conjunction with our financial statements, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.


PLAN OF OPERATION

JOARCAM PROPERTY: We have designed and engineered a multi-well program at the Joarcam lands, southeast of Edmonton, Canada. The comprehensive drilling plan designed by us and Transaction Oil and Gas Ventures, the operator, engineered four drilling locations designated "13-27", "13-22", "5-27" and "5-22". These four locations are now at a varied status of surveying, permitting and licensing. The project is a low risk development property with oil at a shallow depth and with a short payback period and long life reserves in the "Viking C" pool adjacent to the established Joarcam Viking pool, the largest Viking hydrocarbon accumulation in Alberta, Canada.

The four Joarcam wells are part of an overall development strategy that could see up to 16 well locations ultimately be drilled. If successful, it is anticipated that the field could produce 500 barrels of oil per day if fully developed. Oil wells at Joarcam demonstrate very shallow decline curves. The prospect lands are located about 25 miles southeast of Edmonton, Alberta and there is year round access to the property. With the Energy Conservation Board of Alberta having classified the Joarcam "4-27" well as a Viking "C" pool producer and a previously untapped reservoir, this new discovery status of the Joarcam lands reinforces the potential of Joarcam as a low risk development property with oil at a shallow depth and with a short payback period and long life reserves.

At Joarcam we have advanced funds in full to the operator, Transaction Oil and Gas Ventures, to cover the drilling and completion of the "13-27" oil well location at the Joarcam Project, Alberta Canada. Funding for the drilling came from financing by Cornell Capital Partners, LP. The "13-27" directly offsets Enermark's "16-28-47-20W4M" well that produced in the first 26 days at a rate of 74 barrels per day with only a 37% water cut. The "13-27" well was spudded on January 18, 2005. On January 24, 2005 we announced that pipe was run at the "13-27" well following the drilling to a depth of 1,020 meters (3,347 feet) due to positive oil indications on logs in the objective Viking Formation. Following a successful perforation resulting in oil flow at the "13-27" well, we moved forward to put the well into production. A several-week evaluation of the daily flow rates of oil from the well began.

The "13-27" well commenced commercial oil production on March 1, 2005. Total oil produced and shipped for sale in the first 29 days of production was 1414 barrels with an average daily production rate of 49 barrels per day.

Using current "West Edmonton Light" pricing for Joarcam light crude oil, we projected that the well had generated $80,600 in revenue or $967,000 per year and would pay out its entire cost in 7 months. The long-life reserves in the Viking allow wells to be in commercial production for 20 years.

On April 19, 2005,we increased and doubled our land holdings in the "core" Joarcam Project area. We acquired an additional two sections that are on trend to producing Viking sands south of the current lease holdings. The acquisition was from a private Alberta company. The purchase price for the two sections priced at $250,000 for the 100% working interest was subject to the issuance of the equivalent value in our common shares.

Production for the full 30 days of April, 2005, totaled 1,300 barrels produced and shipped for sale with an average daily production rate of 43 barrels per day.

On May 31, 2005, the "13-22" well was successfully completed. The well was put into production on June 25, 2005. This was the second well to be brought on for commercial oil production at Joarcam. The completion program involved a 3.0 meter perforation of 2.5 meters (8.2 feet) of the Viking (oil) zone. The "13-22" well offsets the producing "4-27" well (33-40 barrels per day since January
2004) and along trend from the "13-27" well (44-50 barrels per day) that had been in production since March 1, 2005 from which we are receiving our pro-rata share of production revenue.

The May 2005 production total at the "13-27" well was 1,375 barrels. The purchaser of the Joarcam production is Nexen Marketing Inc. of Calgary, Canada, who remits payment to the operator and net revenue is then forwarded to us. May 2005 had an average daily production rate of 44.4 barrels per day. In 3 months the well had cumulatively produced 4,089 barrels.

We are planning for the next Joarcam well, named "12-27". The location directly offsets the producing "13-27" well. We have instructed the operator of the Joarcam Project, Transaction Oil and Gas of Calgary, Alberta to complete the required well licensing and permitting in preparation for drilling.

This is the third oil well under our overall development strategy at our "core" Joarcam Project. We are moving forward to meeting our goal of producing 500 barrels of oil per day at Joarcam when the project is fully developed.

On June 30, 2005, we had received sales from Nexen for the 30-day production period at the "13-27" well totaling 1,311 barrels at a rate of 44 barrels per day. The well had cumulatively produced 5,400 barrels in 4 months.

During July 2005, we sold and shipped to Nexen for the "13-27" and "13-22" wells a total of 1,719 barrels. The "13-27" well produced 1,141 barrels at a rate of 37 barrels per day and the "13-22" well produced 579 barrels at a rate of 19 barrels per day. At that time, the Joarcam Project had cumulatively produced 7,119 barrels in 5 months. We have a 70% working interest and a 56% net revenue interest. The operator of the project, Transaction Oil and Gas Ventures, was working on increasing daily rate production from both wells by increasing pumping efficiency. The 38 degree API light oil at Joarcam was priced at over $73.00 CDN ($61.00 US) per barrel.

During August 2005, we sold and shipped to Nexen for the "13-27" and "13-22" wells a total of 1,795 barrels. The "13-27" well produced 1,184 barrels and was producing at a rate of 41.5 barrels per day, up from the previous 37 barrel per day rate. The "13-22" well produced 611 barrels and was producing at a rate of 22 barrels per day, up modestly from the 19 barrel per day rate for July. The Joarcam Project cumulatively produced 8,914 barrels in 6 months. The operator of the project, Transaction Oil and Gas Ventures, continued to work on, and make progress towards, increasing daily rate oil production from both wells by increasing pumping capacity. Both wells had begun to show increases in oil production and decreases in water cut over the past 30 days. The 38 degree API light oil at Joarcam was priced at over $80.00 CDN ($68.94 US) per barrel.

September 2005 oil production from the "13-27" and "13-22" wells totaled 1,845 barrels. The daily rate of oil production was 61.5 barrels per day for both wells. The "13-27" well was producing at a rate of 38 barrels per day and the "13-22" well was producing at a rate of 23.5 barrels per day, up modestly from the 22 barrel per day rate for August. The Joarcam Project had cumulatively produced over 10,700 barrels in 7 months.

August production revenue to the project totaled $138,000 and September was estimated to be $120,000. The two wells continued to exhibit steady production and we and the operator were working to maximize the barrels per day production. The 38 degree API light oil at Joarcam was priced at over $78.00 CDN ($63.00 US) per barrel.

On October 7, 2005, we announced that we had accepted a purchase offer from a Canadian oil and gas company to buy our 70% interest in the Joarcam project. The offer totaled $4,457,000 CDN or $3,762,600 USD. The net for our 70% interest will be approximately $2.6 million USD. Management accepted this offer after discussions with its engineering consultants that indicated it to be a "fair market" price for the asset. The closing of the sale, which is scheduled to occur on or before November 30, 2005, is subject to the negotiation of definitive agreements as to the terms of sale, other than price, and significant conditions to closing which may not be satisfied. The sale would provide us with capital to move forward in developing the North Franklin gas reservoir, fracture stimulate the EVI "7-11" well, advance the Kansas project and consider future acquisitions.

EVI PROSPECT: The completion program at the Evi Project "7-11" well located in Alberta, Canada, was designed to test potential oil-bearing zones that were indicated by the presence of oil on logs. Following perforation of the casing, testing of a 7.0 meter section of the Slave Point formation commenced. Testing has concluded that the "7-11" well was completed as an oil well and that the well has established that the Slave Point is oil bearing at this location.

The Alberta Government granted us a "continue indefinitely" on EVI lands SE 1/4 11-87-11 W5M that surround and include the "7-11" well, pursuant to Section 15 of the P&NG Tenure Regulation. This means the well and lands are "held by production" to the base of the Slave Point formation. Our newly granted status and the validation by Alberta Energy shows that production holds the EVI lease for us in perpetuity.

We have executed an AFE and advanced funds in full to the operator totaling $217,000 for the commencement of the final well completion program at the "7-11" well. Transaction Oil and Gas Ventures, the operator of the project, has secured a work-over rig required to implement the EVI "7-11" oil well fracture stimulation program. The program involves the "fracing" of the oil bearing Slave Point formation, which was conventionally swab tested in 2004 during the completion program at that time. The operator has informed us that a rig will be available to commence the work on or about November 21.

The July 2004 program tested oil-bearing zones that were indicated by the presence of oil on logs. Testing of a 7.0-meter section of the Slave Point Formation concluded that the "7-11" well was completed as an oil well and that the well has established that the Slave Point is oil bearing at this location. The July 2004 swab testing on the "7-11" well did not establish production at commercial rates under the well's current state of completion and concluded that a fracture program was required. Log analysis indicates that the oil reservoir in this well is better than in a nearby well that has produced over 100,000 barrels of oil to date and is still producing.

If successful, the well could be put on production with existing infrastructure to the south on lands being developed by Husky Oil. The total cost of the program has been budgeted at $300,000.

NORTH FRANKLIN PROSPECT: We announced on May 12, 2004 that we were preparing to spud the "Archer-Whitney #1" well at the North Franklin Project, in the Sacramento Basin of California. Drilling funds were advanced to the operator totaling $500,000 for the initial 7,800 foot test well. The project is situated along the "Eastside Winters Stratigraphic Trend" which has produced in excess of 450 billion cubic feet gas. The North Franklin is located in Sacramento County, between the cities of Stockton and Sacramento. The multi-objective gas reservoir target is thick, deep-water basin Winters Formation sands that are permeable, upper Cretaceous sandstones. Based on 450-acre closure, the potential prospect reserves are estimated at 40.5 billion cubic feet of gas with analog wells nearby having initial production rates of 7,000 million cubic feet per day. We have retained a 40% interest in the play and have farmed out a 20% interest to Fidelis Energy, Inc. for an additional $250,000 giving Fidelis a 35% working interest. Under the terms of the agreement, Fidelis contributed $500,000 towards the drilling and completion of the "Archer-Whitney #1" well and is participating as a full working interest partner on all further costs including drilling of additional wells and pipeline construction.

We began the development of the North Franklin Project with the spud of the "Archer-Whitney #1" well on May 14, 2004. The well was drilled to a total depth of 8,000 feet where a suite of electronic well logs was run. Resistivity and sonic logs showed clean sand pay with 100% gas fill-up within the pay zone and the completion of the well and results were announced on June 21. A 6.0-foot section of Winters sand that was 100% gas filled was perforated and flow tested. Gas was flowed under a four-point test to a maximum of 2.065 million cubic feet per day. At the culmination of the test, gas was flowing at 1.975 million cubic feet per day with a tubing pressure of 2,900 pounds per square inch on an 8/64ths choke. Casing pressure was increasing at the end of the testing period to 2,970 pounds per square inch. No formation water was encountered during the test.

The A.O.F., or "absolute open flow rate at the sand face", on the "Archer-Whitney #1" well was in excess of 12 Mmcf (million cubic feet) per day. The flow test gas analysis returned a British Thermal Unit, or BTU content of 940 and reservoir engineers report that we can expect excellent deliverability under producing conditions. We executed an authority for expenditure, or AFE, for our working interest share of the North Franklin Project pipeline cost. We advanced the payment in full to the operator totaling $150,000 for our 40% working interest share of the North Franklin pipeline cost. We advanced funds in full for additional acreage that has been added to the area of mutual interest, or AMI, surrounding North Franklin covering 400 acres. The North Franklin Project land holdings under lease total approximately 1,800 acres. These new leases cover the pipeline route as well as expand the coverage of the underlying Winters formation, adding to the potential reserves of the North Franklin gas reservoir.

The North Franklin Project and the underlying Winters gas reservoir contain the "Archer-Whitney #1" well. We have completed the entire pipeline to tie-in the "Archer-Whitney #1" well at the North Franklin Project. The permit to complete this pipeline was subject to a lengthy application and approval process from the U.S. Fish and Wildlife Service having to do with an easement covering a portion of the route under which the pipeline must pass. A contract is in place with a natural gas purchaser.

On March 18, 2005, we announced that the pipeline at the North Franklin Project had been finished and on March 21, natural gas production began from the "Archer-Whitney #1" gas well. The well was put on production and began flowing gas into the gas buyer's system. The operator of the project had choked down and metered the flow at an initial rate of 2.0 Mmcf and would be increasing the flow in small increments until the pressures from the reservoir stabilized at an acceptable rate that would not damage the casing or productive sand layer. It was critical for the field health to inhibit a simple open flow and to choke down pressures to prevent gas reservoir "coning" and drawing water into the sands by the outgoing gas. We had always expected excellent deliverability from the well and were optimistic that ultimately, gas flow rates will be similar to area analog gas fields.

On April 7, we executed an AFE for the "Archer-Wildlands #1", the second gas well drilled under the overall development plan for the North Franklin Project. We advanced funds in full to the operator totaling $152,000 for our 40% working interest cost of the well to completion. The "Archer-Wildlands #1" gas well is licensed and permitted.

From March 23, 2005, the date full production began, to May 31, 2005, the "Archer-Whitney #1" well had produced 98.5 million cubic feet, or Mmcf, of gas in 70 days at an average rate of 1.41 Mmcf per day. Total production to May 31, 2005, had generated $591,000 to the North Franklin project participants. Production by month had been 13.5 Mmcf in 9 days of March, 41.2 Mmcf for April and 43.8 Mmcf for May.

The operator of the project had intended to increase the flow rate to 2.5-3.0 Mmcf per day, but maintained a choked back gas flow since the onset of production only increasing the gas flow in small increments. Under advice from the operator, gas flow remained choked back to between 1.75 Mmcf and 2.0 Mmcf per day until the second well was drilled and completed. The operator's advice to us was to be prudently cautious in the early production days. We were advised not to be overzealous in rapidly increasing the flow rates to maintain the integrity of the gas-charged sand to prevent the unlikely possibility of coning the reservoir and potentially drawing in excess condensate.

The "Archer-Wildlands #1" was spudded on June 25, 2005 and is a close offset to the "Archer-Whitney #1" well that has been in production since March 2005. This was the second gas well to be drilled in the North Franklin gas reservoir under the 2005 development plan.

June gas production at the "Archer-Whitney #1" well totaled 44.859 Mmcf for the 30 days in June. The average daily production was 1.50 Mmcf per day. We receive PGE-Citygate gas pricing for North Franklin production, which on July 1 was in the $6.13 per Mcf range.

On July 18, Silver Star announced that the "Archer-Wildlands #1" gas well reached a total depth of 7,736 feet on July 15. The Winters sand pay had excellent gas shows in the mud log and the suite of resistivity and sonic electronic logs showed clean sand pay with 100% gas fill-up within the pay zone. The intersected sand pay exceeds in thickness what is producing at the "Archer-Whitney" well.

On August 1, the PGE-Citygate gas pricing from North Franklin production was $7.14 per Mcf. On August 2 Silver Star announced that the completion program at the "Archer-Wildlands #1" gas well had begun. On August 3 we reported that the July gas production at the "Archer-Whitney #1" well totaled 46.212 Mmcf for the 31 days in July. The average daily production was 1.49 Mmcf per day. The well has exhibited stable production at these rates since the onset of production in March 2005. Silver Star receives PGE-Citygate gas pricing from North Franklin production, which on August 1 was in the $7.14 per Mcf range. NYMEX natural gas futures had risen to between $8.15 and $9.54 for 2005-2006 giving Silver Star an indication of what the revenue from upcoming gas production may be in the near future.

On August 8, 2005, we announced the commencement of commercial gas production at the "Archer-Wildlands #1" well. The well was successfully completed in the Winters pay zone, following which the well was connected to the existing pipeline infrastructure. The analysis of the gas returned a value of 945 BTU, in keeping with the gas value being produced from our nearby "Archer-Whitney" well. The "Archer-Wildlands #1" well was initially brought online at a rate of 1.0 Mmcf per day. Since this second well was drilled and the project participants gained important information on the reservoir integrity, and the operator indicated that gas flow rates at the "Archer-Whitney #1" well could be safely increased.

On August 10, 2005, we reported that the daily gas production at the "Archer-Whitney #1" well at North Franklin had been stepped up to 1.8 Mmcf per day, and was capable of going higher. After each increase of the production rate, an evaluation period will be required to assess the well pressures, performance and to maintain reservoir integrity.

The gas production totals for August 2005 from the two gas wells, the "Archer-Whitney #1" and "Archer-Wildlands #1" at our North Franklin gas reservoir totaled 78.89 Mmcf. The "Archer-Whitney #1" well produced 49.16 Mmcf during the month, and the "Archer-Wildlands #1" well produced 26.73 Mmcf after production began on August 8, 2005. Since August 22, after increasing the flow rates, combined production has been at 3.0 Mmcf per day for the two wells. We receive PGE-Citygate gas pricing from North Franklin production, which on September 2 was quoted at $9.64 per Mcf. Gas pricing was up over $3.00 per mcf since commercial production began in March of this year.

The total gas production from the two wells, the "Archer-Whitney #1" and "Archer-Wildlands #1" for September 2005 totaled 76.75 Mmcf. We calculated September's net revenue to us at over $225,000 due to the increase in natural gas prices. The average daily production rate for the month totaled 2.56 Mmcf per day. This was down from the first 11 days of the month that averaged 2.957 Mmcf per day directly due to a period of 6 days where both wells experienced some icing up of the chokes. This reduced gas flow by roughly 50% for this brief period. The operator has addressed and resolved this choke icing problem and the wells are producing a combined 3.0 Mmcf per day. The "Archer-Whitney #1 well" produced 44.473 Mmcf and the "Archer-Wildlands #1 well" produced 32.273 Mmcf PGE-Citygate gas prices on October 3, 2005 were quoted at $11.60.

We announced plans to drill test the Forbes (F-zone) as the next gas well to be drilled at our North Franklin gas reservoir, Sacramento Basin California. The deep Forbes F-zone has the potential to contain 60 Bcf gas. The planning for the well has commenced with the operator sourcing a drilling rig so that the partners can drill and complete the well before the wet season begins in the area. Drill depth of the deep F-zone is 11,800 feet. The well would offset the productive upper Winters sand discovered in 2004 and will test both the upper and middle F-zone fans at a structurally favorable position. In the event that the F-zone is not productive at this location, the well could be put into production from the Winters as the third producing well in the reservoir. The 11,800-foot well is estimated to cost through completion and tie-in, approximately $2.4 million. The Forbes F-zone lies beneath the younger Winters sand that is currently producing from the "Archer-Whitney #1 and Archer-Wildlands #1 well at the North Franklin gas reservoir that has under lease 3,465 gross acres covering both the Winters and Forbes formations. The deep F-zone has approximately 1,200 acres of structural and stratigraphic closure based on mapping of the seismic anomaly. It is defined by regional well control and 2-D seismic data from three seismic lines. The strong AVO anomaly as seen on the seismic indicates that gas may be present. The prospect potential is based on net pay averaging 50 feet over this closure and recovery factor of 1,000 Mcf per acre-foot. The prospect reserves are estimated at 60 Bcf of gas. Gas quality is anticipated to be greater than 900 Btu. The nearest F-zone production at the Clarksburg gas field, located within five miles of the prospect, is 930 Btu. We have a 40% working interest in the project.

October gas production at the North Franklin Project, Sacramento, California from our two gas wells, the "Archer-Whitney #1" and "Archer-Wildlands #1," totaled 87.87 Mmcf. This represents an 11% increase in production over the previous month. Based on the set gas price the project received for the month of October, the 100% net revenue interest, or NRI, revenue for the month is calculated at approximately $900,000. Our portion (32% NRI) of the October net revenue after field operations costs has been estimated at over $280,000. The average daily production rate for the month of October totaled 2.83 Mmcf per day, up from 2.56 Mmcf in September. The "Archer-Whitney #1 well" produced a total of 49.027 Mmcf and the "Archer-Wildlands #1 well" produced 38.846 Mmcf.

We have received a reservoir engineering reserve report from Chapman Petroleum Engineering, Ltd. on the North Franklin Project. The two producing gas wells, Archer-Whitney #1 and Archer-Wildlands #1, were used to assign the following net reserves to our 40% working interest. The reserves in the category of "Proved Developed Producing" total 3.593 Bcf with a net present value, at a 10% discounted cash flow, of $12,220,000. These reserves reflect the two producing wells only. Additional "Probable" reserves have been estimated for incremental recovery on the two existing wells and for one down dip location. However, under SEC regulations, probable reserves are not recognized and therefore are not reported. Our latest production for October 2005 for the two gas wells, the "Archer-Whitney #1" and "Archer-Wildlands #1," totaled 87.87 Mmcf. The average daily production rate for October totaled 2.83 Mmcf per day.

OTHER RECENT EVENTS: On May 24, 2005, we canceled our financing arrangements with Cornell Capital Partners, LP. We had received from Cornell one half of a secured $1.5 million bridge loan totaling $750,000 in December 2004. This loan was provided in the form of a convertible debenture that could be paid back in cash or converted to stock. We repaid the loan in cash with interest and penalty. In addition, we terminated the standby equity distribution agreement that committed Cornell to provide up to an additional $10 million of funding to us over a 24-month period, and we have not issued any shares of common stock to Cornell under the agreement. We have alternative financing committed to replace the Cornell funds and will access it when required funds for development exceed cash on hand from production revenue.

We have had discussions with Fidelis Energy, Inc. regarding a possible amalgamation of our two companies. Silver Star and Fidelis have common working interests in various oil and gas projects and the amalgamation of these interests would have provided a larger and stronger entity for future growth. On September 12, 2005, we announced that we and Fidelis Energy had collectively agreed to suspend the discussions as to the possible amalgamation of the two companies for a period of at least one year. Silver Star and Fidelis will continue to separately develop, along a parallel path, their own working interests in the North Franklin project and the recently announced Kansas play. We believe that with the recent increases in commodity prices, especially the revenue stream from the gas production in California, that we are adequately positioned to grow under our own corporate development plan. Silver Star is currently working on various options to secure a sizeable financing that will allow the full development of the North Franklin, Joarcam and Kansas projects.

On September 30, 2005, we entered into a note and warrant purchase agreement with certain investors pursuant to which we raised an aggregate of $3,429,985 before issuance costs, and issued senior secured convertible promissory notes in the aggregate principal amount of $3,429,985 and warrants to purchase up to 10,888,834 shares of our common stock at an exercise price of $0.63 per share at anytime prior to October 14, 2010. The sale of the notes and the warrants closed on October 14, 2005. The convertible notes can be converted into shares of common stock on the basis of $ 0.315 per share. The funds have been used to repay our outstanding indebtedness to Cornell Capital LLP and the remaining funds will be used for drilling costs and for working capital.

Under the terms of the note and warrant purchase agreement, each investor was granted an option to purchase a note in a principal amount equal to the principal amount of the investor's initial investment. The option was to be exercisable at any time from the effective date of the registration statement of which this prospectus is a part until six months after the effective date, or until we provided notice to the investor that certain conditions had been satisfied and the option must be exercised. We were required to issue additional warrants, on the same terms as the warrants issued to the investors as described above, to purchase shares of our common stock to the investors that choose to exercise their option to purchase an additional note.

On November 9, 2005, we amended and restated the terms of the note and warrant purchase agreement and related registration rights agreement to terminate the option to purchase additional notes and warrants. In exchange for the termination of the option, we issued to each of the investors two warrants. The Series A warrants issued to investors are exercisable for the same number of shares as the investor initially was entitled to receive upon conversion of the notes that it purchased, at an exercise price of $0.315 per share. We have the right to call up to twenty-five percent of the Series A warrants issued to investors, provided certain conditions are satisfied. The Series B warrants issued to investors are exercisable for an equivalent number of shares as the Series A warrant issued to such investors, at an exercise price of $0.63 per share. Both Series A and Series B warrants issued to investors are exercisable for one year following the effective date.


                                    BUSINESS

We are an oil and gas exploration and development company. Our primary objective is to identify, acquire and develop significant working interest percentages in underdeveloped oil and gas projects that do not meet the requirements of the larger producers and developers. Exploration and development drilling over a twelve to twenty-four month period should enable us to meet corporate goals of targeted oil and gas production of a minimum of 1,000 BOE plus per day. We project that over time, the oil and gas projects will generate sufficient cash flow to self-finance and allow necessary development costs to be borne through cash flow generation.

We seek opportunities in undervalued oil and gas projects that promise a high rate of return, include proximal access to commercial distribution, and are applicable to modern oil and gas engineering technology. In essence, our management is targeting projects that represent substantial growth with minimum risk exposure. As a result of acquiring high quality, low risk prospects via key strategic partnerships, we are focused on two particular areas with specific development potential: the province of Alberta in Canada and the state of California in the United States.

The province of Alberta, Canada, is the world's ninth largest oil producer and third largest natural gas producer, providing over two-thirds of Canada's energy. California is the fourth-largest energy-producing state in the U.S., and is the world's eighth-largest economy, it ranks second nationwide in total energy consumption, yet produces only 16% of the natural gas required to satisfy demands.

We practice a sensible and intelligent approach to oil and gas exploration, ensuring a closely monitored cash flow while providing direct, singular access to a roster of qualified engineers, drilling and development specialists, geologists and geophysicists. The overall corporate mandate is to identify, acquire and develop profitable interests in oil and gas projects. Through the use of modern development techniques such as horizontal drilling in and 3-D seismic imaging, production from underdeveloped and underutilized projects can be greatly increased. We exercise full due diligence when acquiring projects in order to fully evaluate their potential.


PRIOR BUSINESS

We were incorporated in the state of Nevada as Movito Holdings Ltd. on September 25, 2002. Pursuant to an agreement dated October 22, 2002, we acquired a 100% interest in four service and management contracts with retail locations' operators and a processing contract with a cash transactions processor for four automated teller machines, ATMs, as well as the exclusive right to use the trade name "Netcash" in consideration of 2,000,000 pre forward 24:1 split shares of our common stock. In connection with the acquisition, on October 29, 2002, we incorporated a British Columbia, Canada wholly owned subsidiary, 657333 BC Ltd., which then operated all of our assets relating to the ATM industry. We agreed to provide a loan of up to $15,000 to 657333 BC Ltd. The loan had no fixed terms of repayment and failure to provide this loan would not have negated the terms of the asset purchase agreement.

Through 657333 BC Ltd., which had no salaried employees, we were considered a start-up corporation involved in the service and management of ATMs in retail and high traffic areas. We attempted to secure retail location operators who were willing to place an ATM at their premises to add additional purchasing convenience for their clients and to earn additional revenues for themselves either from renting the space to us or from receipt of a portion of fees generated by each ATM cash dispensing transaction.

Our plan of business, commencing April 2003, was to secure 2 additional ATM service and management contracts per month, with retail location operators in the Vancouver area, during the initial fiscal year ending December 31, 2003. Funds necessary to implement our business plan for the initial fiscal year were to be generated from revenues derived from transactions fees or from our cash resources at the time.

We were not able to generate sufficient revenues from our wholly owned subsidiary's cash transaction operations to implement our initial business plan.

In view of the losses from operations and our inability to implement our business plan, on October 28, 2003, we sold all of our interest in 657333 B.C. Ltd., to a third party, for $25,000 in cash.


CHANGE OF BUSINESS

On October 29, 2003, we entered into two agreements with 1048136 Alberta Ltd., pursuant to which we acquired the right to participate and earn an interest in two oil and gas exploration and development projects located in the province of Alberta, Canada, known respectively as the Evi prospect and the Verdigris prospect. 1048136 Alberta Ltd. is a private Alberta company. Our president, Robert McIntosh, was a director of 1048136 Alberta Ltd. and had resigned from that position prior to his involvement with us. Sak Narwal, a significant shareholder of Silver Star, is also a director of 1048136 Alberta Ltd and Scott Marshall, the majority shareholder of 1048136 Alberta Ltd., is the spouse of Naomi Patricia Johnston, owner of a 12.07% interest in us.

INDUSTRY OVERVIEW

ALBERTA

According to Alberta Energy & Utilities Board Report "Alberta's Reserves 2002 & Supply/Outlook 2003-2012," the Western Canadian province of Alberta holds tremendous potential for oil and gas production and is ranked as the ninth largest oil producer and third largest natural gas producer in the world. Additionally, Alberta's oil sands contain the largest crude bitumen resource in the world, consisting of approximately 315 billion barrels of potentially recoverable crude. Alberta's 2002 production from all sources was 1.54 million barrels/day and is forecast to reach 2.7 million barrels/day by 2012. Additionally, Alberta's remaining established reserves of natural gas at the end of 2003 stood at 42 Tcf. To date, much of Alberta's gas development has centered on shallow gas within southeastern Alberta, where over half of the province's gas-producing wells are located but only sixteen percent of natural gas is currently produced.


CALIFORNIA

California is the 4th largest oil producing state in the United States, behind Louisiana, Texas, and Alaska. California has an estimated reserve of 3.4 billion barrels of recoverable crude oil. As the world's eighth-largest economy, California ranks second nationwide in total energy consumption yet produces a mere 16 percent of the natural gas it requires to satisfy demands. California government agencies are actively searching for incentives and solutions to increase natural gas production and infrastructure within the state to help increase supply to meet this growing demand and the State will readily buy up any supplies produced. California possesses an excellent infrastructure of natural gas pipelines to transmit production throughout the State, which translates into easier, timely and less-costly market delivery. This information was gathered from the Summary of the California Energy Commission's 2003 Integrated Energy Policy report.


OIL AND GAS PROPERTIES

ALBERTA CANADA

JOARCAM PROPERTY: We have earned a 70% working interest in the Joarcam Project. The property consists of 1 and 1/4 sections or 800 gross acres. Joarcam is situated adjacent to and along the eastern edge of the established Viking pool, the largest Viking hydrocarbon accumulation in Alberta, Canada. The prospect lands are located about 25 miles southeast of Edmonton, Alberta. Oil wells at Joarcam typically demonstrate very shallow decline curves and long life reserves. The Joarcam project can be characterized as a low risk property with oil at a shallow depth and with a short payback period. It is anticipated that the field could produce 250-300 barrels of oil per day when fully developed. The conventional, light oil bearing zone on this property is the Viking (Cretaceous) zone at a depth of 3,000 feet. Since the property is adjacent to a mature oil-producing field, there is excellent well control. The depositional feature of the Viking is a large sand bar cut through with erosional channels, and geologic mapping shows 20 feet of pay thickness. We have drilled the "13- 27" and "13-22" wells at Joarcam and has sold and shipped oil to Nexen for the cumulatively produced 11,985 barrels in 8 months. Oil wells show variable water cut and are expected to exhibit no appreciable decline for the next 12 months. Reserves are currently 201,000 barrels in the Proved Producing category and 421,000 in the Proved + Probable category, calculated by Chapman Petroleum Engineering of Calgary. The reserves are calculated to standard industry practices. No further capital is required with the upcoming sale of Joarcam. We have accepted a firm purchase offer from a Canadian oil and gas company to buy the entire Joarcam asset. The offer to purchase totaled $4,457,000 CDN or $3,762,600 USD. We accepted this offer after discussions with our engineering consultants that indicated it to be a "fair market" price for the asset.

In the event the sale does not go through, then the next three locations that have been engineered will require $1.2 million to develop the field over the next 12 months.

EVI PROSPECT: We have earned a 66.7% interest in 1 and 1/2 Sections of Crown Leases or 960 gross acres. The prospect lands, NE/4 Section 10 and S/2 Section 11-87-11 W5M, are located directly adjacent to the Evi Keg River B and Granite Wash P pool and are surrounded by a number of other Granite Wash producing oil wells. One producing oil well at 13-2 has encountered the edge of our prospective pool. This field is located approximately 180 miles northeast of Grande Prairie, Alberta.

The Evi prospect targets a Granite Wash accumulation that is draped over Precambrian highs. It is thus not the typical diachronous Granite Wash A Member, but the later B Member that transgressed over the highs. The adjacent pool is analogous to the Evi prospect. The main risk in the play is that the Granite Wash B member may have been eroded off the Precambrian high. It is common for Precambrian highs to be bald of sand, although this was not the case in the adjacent producing pool. Silver Star has drilled one well, the "7-11" that has been designated held by production. We encountered Granite Wash but were wet at this location. However, the Slave Point exhibited oil shows and was targeted for completion. The July 2004 program tested oil-bearing zones that were indicated by the presence of oil on logs. Testing of a 7.0 meter section of the Slave Point Formation concluded that the "7-11" well was completed as an oil well and that the well has established that the Slave Point is oil bearing at this location. The July 2004 swab testing on the "7-11" well did not establish production at commercial rates under the well's current state of completion and concluded that a fracture program was required. Log analysis indicates that the oil reservoir in this well is better than in a nearby well that has produced over 100,000 barrels of oil to date and is still producing.

We have executed an Authority for Expenditure (A.F.E.) and advanced funds in full to the operator totaling $217,000 for the commencement of the final well completion program at the "7-11" well located at EVI, Alberta. Transaction Oil and Gas Ventures, the operator of the project, has secured a work-over rig required to implement the EVI "7-11" oil well fracture stimulation program. The program involves the "fracing" of the oil bearing Slave Point formation, which was conventionally swab tested in 2004 during the completion program at that time. The operator has informed us that a rig will be available to commence the work on or about November 21, 2005. If successful, the well could be put on production with existing infrastructure 4.5 miles to the south on lands being developed by Husky Oil at a cost of $675,000. One additional test well is planned during the next 12 months at an up dip location where engineering indicates the Granite Wash to be above the water level at a cost of $800,000 completed.


CALIFORNIA:

North Franklin Prospect. We have earned a 40% working interest, 32% net revenue interest in the North Franklin Project, situated along and is part of the "Eastside Winters Stratigraphic Trend" which, based on historical data, has produced in excess of 450 billion cubic feet of gas to date. The prospect is located in Sacramento County between the cities of Stockton and Sacramento.

The prospect now includes 3,465 gross acres under lease. The geology of North Franklin involves stratigraphic gas traps that are deep-water basin sand-shale formations that upslope within a proximal submarine canyon facies. After deposition of the sand, the canyon is filled with thick impermeable shales measuring over 600 feet thick, forming both lateral and overlying seals to trap hydrocarbons. The two producing gas wells on the property, "Archer-Whitney #1" drilled in 2004 and "Archer-Wildlands #1" drilled in 2005 currently produce between 2.75 and 2.85 MMCF per day. We have received a reservoir engineering reserve report from Chapman Petroleum Engineering, Ltd. on the North Franklin Project, Sacramento California. The two producing gas wells, Archer-Whitney #1 and Archer-Wildlands #1 were used to assign the following net reserves to our 40% working interest.

The reserves in the category of "Proved Developed Producing" total 3.593 Bcf with a net present value, at a 10% discounted cash flow, of $12,220,000. These reserves reflect the two producing wells only. Additional "Probable" reserves have been estimated for incremental recovery on the two existing wells and for one down dip location. However, under SEC regulations probable reserves are not recognized and therefore are not reported. Our latest production for October 2005 for the two gas wells, the "Archer-Whitney #1" and "Archer-Wildlands #1," totaled 87.87 Mmcf. The average daily production rate October totaled 2.83 Mmcf per day. The wells are anticipated to show little decline in the next 12 months and may be opened up at the choke point to a greater flow capacity. Two additional locations for Winters development wells have been engineered. Wells have been budgeted at $750,000 drilled and completed with our working interest share at $300,000 per well. These two additional wells are planned during the next 12- month period.

The deep gas potential in the Forbes (F-zone) has the potential to contain 60 Bcf gas. As the F-zone lies beneath the younger Winters sand that is currently producing and the strong AVO anomaly present indicates that gas may be present, the zone will be tested in the next 60 days. Gas is expected to be contained in permeable, Upper Cretaceous, deep-water F-zone sandstones that are of equivalent age to sandstones that are the major producing zones in the northern portion of the Sacramento Valley. Drill depth through the prospective upper and middle fans at North Franklin Deep is 11,000 feet. The well would offset the productive upper Winters sand discovered in 2004 and penetrate the both the upper and middle F-zone fans at a structural favorable position. In the event that the F-zone is not productive at this location, the well could be put into production from the Winters sands. The 11,000-foot well is estimated to cost $2.4 million drilled and completed with our 40% working interest costing $960,000. The North Franklin partners are planning to drill the test well in late 2005 or early 2006 that may constitute the extent of drill testing the F-zone during the next 12 months. If the gas is productive and not over pressured, an inherent risk, additional deep F-zone wells may be drilled in the next 12 months. The costs of the deep tests will be the mitigating factor to further development, if successful.


KANSAS:

Our 25% working interest in the Kansas Project has been discussed in the aforementioned section. No production currently exists as the project is at a "grass roots" stage. Capital is required for seismic, leasing and drilling exploratory wells. The current budget for capital expenditures for the next 12 months is $500,000 that would include the drilling of at least two 4,000-foot wells.


THIRD-PARTY OPERATORS

CALIFORNIA. Archer Exploration, Inc. is the author of the North Franklin gas project, and has proven invaluable in the identification of this large, unexplored reserve. Archer is an oil and gas operations management and geologic consulting company with a focus on identifying production reservoir characteristics and developing comprehensive reservoir modeling.

Additional expertise is provided via its operations team at Longbow LLC, which undertakes the rigorous management of the innumerable number of daily issues such as drilling rig contracts negotiations, well completions, pipeline installations and petroleum sales. This all-inclusive integrated approach provides our management the ability to focus on target evaluation, developmental strategies, and overall capital expansion to the ultimate benefit of our shareholders.

ALBERTA. Alberta consultants and operators for Silver Star are TransAction Oil & Gas Ventures Inc. and Chapman Petroleum Engineering Ltd. We have contracted TransAction as an operator due to their considerable experience and their ability to drill and complete target wells and offer production management in an economical manner. The President of TransAction is Mr. Herb Miller, a professional geologist with 45 years of experience, who undertakes the responsibility for overseeing all our operations pertaining to the drilling and management of production in the Alberta region. TransAction supplies technical expertise and works on behalf of companies and investors who do not possess a license to operate.

On lands where we wish to drill, TransAction is responsible for obtaining landowner permissions, as well as formulating and executing agreements. Following that, they survey the location, submit the results to the government, obtain a drilling license, and ensure all government regulations are fully complied with. Upon receipt of the drilling license, TransAction engages the services of a drilling rig and any other support operations and equipment required to proceed. If the well is successful, TransAction installs production facilities, obtains the services of a field operator, contracts a buyer and negotiates oil transport to the pipeline.

Chapman Petroleum Engineering Ltd works as a third-party evaluation company, offering interpretation and evaluation expertise along with proven systems and procedures for moving projects ahead in accordance with the Alberta Energy and Utilities Board's regulations and reporting procedures. Chapman Petroleum conducts engineering evaluations, log interpretations, reservoir assessments, mapping, and ultimately develops engineering reports for a given prospect. TransAction calls upon Chapman's technical specialists on an "as needed" basis in addition to providing their core business.

EMPLOYEES

We do not have any employees other than our directors and officers.


OFFICES

Our executive offices are located at 11400 W. Olympic Boulevard, Suite 200, Los Angeles, California, 90064. Our officers provide principal executive office space and telephone service free of charge. The costs associated with the use of the telephone and mailing address were deemed by management to be immaterial.


LEGAL PROCEEDINGS

There are no legal proceedings pending or, to our knowledge, threatened against us.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each.

NAME             AGE  CURRENT POSITION/OFFICE                          POSITION HELD SINCE
---------------  ---  -----------------------------------------------  -------------------
David Naylor      41  Treasurer, Chief Financial Officer and Director         2003
Robert McIntosh   45  President, Chief Executive Officer and Director         2003

The terms of office of each executive officer and director expire upon the election of their respective successors. Our executive officers are appointed at the discretion of the Board of Directors with no fixed term. There are no family relationships between or among any of our executive officers or directors. The following biographical information about our directors and executive officers is based solely on information provided to us by them.

ROBERT MCINTOSH is a consulting geologist with over 20 years of experience in resource exploration and corporate development. He has designed, implemented, executed and managed programs in extracting oil and gas, precious and base metals, and diamonds in the United States, Canada and abroad for both public and private companies. Mr. McIntosh has been our president and chief executive officer and one of our directors since November 2003. From 1998 to 2003, Mr. McIntosh was the president of Mesa Resources Inc., a publicly listed exploration company, and from 1997 to 2003, the president of Tyrrell Geological Services Ltd., a private geological consulting firm. He has been involved in the evaluation, exploration and development of various oil and gas fields in Canada and the U.S. since 1997.

DAVID NAYLOR is a Certified Management Accountant with over fifteen years of experience as a financial management professional. Mr. Naylor has been our treasurer and chief financial officer and one of our directors since November 2003. Mr. Naylor is also the chief financial officer and treasurer and director of Caliber Energy, Inc., a publicly listed energy company. From January 2000 to December 2000, he was the chief financial officer and secretary treasurer for Emotive Solutions Inc, an enterprise technology sector company. From January 2001 to November 2003, he was successively the business Manager for a non-profit society and a commodity tax auditor for the British Columbia Government. Mr. Naylor has been our chief financial officer and one of our directors since November 2003.


BOARD COMMITTEES

There are currently no committees of the Board of Directors as there is an insufficient number of directors that would be classified as independent members. Management is committed to finding additional appropriate knowledgeable independent Board members to assist in our growth and sit on various board committees. The functions of the audit and compensation committee are: (i) to recommend the engagement of our independent auditors and review with them the plan, scope and results of their audit for each year; (ii) to consider and review other matters relating to our financial and accounting affairs; and (iii) to review and recommend to the Board of Directors all compensation packages, including the number and terms of stock options, offered to our officers and executive employees. The entire Board of Directors of Silver Star Energy, Inc. serves as its audit committee.


DIRECTOR COMPENSATION

Directors do not receive cash compensation from us for the services they provide as directors, although all of our directors are reimbursed for out-of-pocket expenses relating to attendance at board and committee meetings.

                             EXECUTIVE COMPENSATION

The following table sets forth the aggregate annual remuneration of our Chief Executive Officer and our other executive officers, none of whose annual salary and bonus exceeded $100,000 in the fiscal year ended April 30, 2004 (collectively, the "named executive officers"), and for the fiscal years ended December 31, 2004 and December 31, 2003, our most recent and only meaningful fiscal years. All amounts are in U.S. dollars unless otherwise noted.

                              ANNUAL COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR   SALARY  BONUS
Robert McIntosh              2004  $91,000    ---
President, CEO and Director  2003   14,000    ---
                             2002      ---    ---

David Naylor                 2004  $71,500    ---
Treasurer and Director       2003   11,000    ---
                             2002      ---    ---

EXECUTIVE EMPLOYMENT AGREEMENTS

On July 1, 2005, we entered into a consulting agreement with Robert McIntosh to provide services as our president on a continuous month-to-month basis. Under the agreement, Mr. McIntosh receives a monthly remuneration of $15,000, subject to quarterly review by the board of directors, plus reimbursement for expenses incurred in connection with his services. The agreement may be terminated upon thirty days' written notice to the other party or if Mr. McIntosh causes any of the following to occur: (i) a breach of any provision of the agreement or negligence in performing his duties; (ii) being found guilty of any misconduct or neglect in the performance of his duties; (iii) a personal bankruptcy declaration; (iv) a declaration that he has become mentally unfit or incompetent; or (v) conviction of any criminal offense other than one which the board determines does not affect his position as a director. Additional services provided by Mr. McIntosh as an officer or director of Silver Star are provided at the discretion of the board of directors and do not entitle Mr. McIntosh to any additional consideration. Our prior agreement with Mr. McIntosh, which we entered into on November 15, 2003, had provided for a monthly salary of $7,000.

We also entered into a consulting agreement with David Naylor on July 1, 2005, to provide services as our chief financial officer on a continuous month-to-month basis. Under the agreement, Mr. Naylor receives a monthly remuneration of $12,000, subject to quarterly review by the board of directors plus reimbursement for expenses incurred in connection with services. The agreement may be terminated upon thirty days' written notice to the other party or if Mr. Naylor causes any of the following: (i) a breach of any provision of the agreement or negligence in performing his duties; (ii) being found guilty of any misconduct or neglect in the performance of his duties; (iii) a declaration of personal bankruptcy; (iv) a declaration that he has become mentally unfit or incompetent; or (v) conviction of any criminal offense other than one which the board determines does not affect his position as a director. Additional services provided by Mr. Naylor as an officer or director of Silver Star are provided at the discretion of the board of directors and do not entitle Mr. Naylor to any additional consideration. Our prior agreement with Mr. Naylor, which we entered into on November 15, 2003, had provided for a monthly salary of $5,500.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table shows information with respect to each equity compensation plan under which our common stock is authorized for issuance as of the fiscal year ended December 31, 2003.

                                                                                 NUMBER OF SECURITIES
                                                                               REMAINING AVAILABLE FOR
                       NUMBER OF SECURITIES TO BE  WEIGHTED AVERAGE EXERCISE    FUTURE ISSUANCE UNDER
                         ISSUED UPON EXERCISE OF      PRICE OF OUTSTANDING    EQUITY COMPENSATION PLANS
                          OUTSTANDING OPTIONS,       OPTIONS, WARRANTS AND      (EXCLUDING SECURITIES
PLAN CATEGORY              WARRANTS AND RIGHTS               RIGHTS            REFLECTED IN COLUMN (A))
---------------------  --------------------------  -------------------------  -------------------------
                                              (a)                        (b)                        (c)
Equity compensation
plans approved by
security holders                                0                          0                          0
Equity compensation
plans not approved by
security holders                                0                          0                          0
                       --------------------------  -------------------------  -------------------------
Total                                           0                          0                          0
                       --------------------------  -------------------------  -------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2003, there has not been nor is there proposed any transaction or series of similar transactions to which we were or are to be a party in which:

o      The amount involved exceeds $60,000; and

o In which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of these persons had or will have a direct or indirect material interest other than:

       - compensation agreements and other arrangements, that are described where required under "Executive Compensation" and "Indemnification for Securities Act Liabilities;" and

       -     the transactions described below:

Robert McIntosh, our President, loaned us $445,000 on December 31, 2003 on an interest-free basis to fund our obligations under the North Franklin Prospect agreement and the Winter Pinchout South Sacramento Valley exploration program agreement. We were required to use our best efforts to repay the loan on a timely basis. On February 20, 2004, Mr. McIntosh forgave this debt in its entirety.

During 2003 and 2004, we entered into several acquisition agreements with 1048136 Alberta Ltd. Our current president, Robert McIntosh, was a director of 1048136 Alberta Ltd. and had resigned from that position prior to his involvement with us. Sak Narwal, one of our shareholders, was also a director of 1048136 Alberta Ltd. and Scott Marshall, the majority shareholder of 1048136 Alberta Ltd., is the spouse of Naomi Patricia Johnston, owner of an 11.28% interest in us. Despite the existence of these related parties, the consideration exchanged under the Agreements described above was negotiated at "arms length," and our directors and executive officers used criteria used in similar uncompleted proposals involving us in comparison to those of 1048136 Alberta Ltd.

At September 30, 2005, we owed $93,418 to 1048136 Alberta Ltd. for expenses related to corporate development.

On March 23, 2004, Ms. Johnston and Mr. Narwal each surrendered to us for cancellation 12,300,000 shares of common stock as to condition further investment by one of our institutional investors. We did not provide any compensation to Ms. Johnston or Mr. Narwal in return for their surrendered shares.

We have a "working interest" relationship with Fidelis Energy Inc., with which we share a common origin in that certain beneficial shareholders of both companies have contributed to their formation. Both companies have an interest in the North Franklin gas project in Sacramento, California. More recently, in January 2005 Fidelis entered into an agreement to acquire an interest in 2 oil wells at the Joarcam Project located in Alberta, Canada. We are earning a 70% working interest in the entire Joarcam Project. Fidelis has also entered into an agreement for the first right of refusal to acquire the remaining 30% working interest on all future drilling locations at Joarcam. Silver Star and Fidelis will collectively have acquired a 100% working interest at Joarcam. We and Fidelis management work closely in the evaluation of other potential, jointly feasible exploration prospects.

Our current management has other business expertise and knowledge and may, in the future become involved in other business ventures. If a specific business opportunity becomes available, such persons may face a conflict in selecting between our business and their other business interests. In the event that a conflict of interest arises at a meeting of our directors, a director who has such a conflict will disclose his interest in a proposed transaction and will abstain from voting for or against the approval of such transaction.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of November 1, 2005, the number of shares of our common stock beneficially owned by: (i) each person who is known by us to be the beneficial owner of more than five percent of our common stock; (ii) each director and nominee for election to the Board of Directors; (iii) each of the named executive officers in the Summary Compensation Table (the "Named Executive Officers"); and (iv) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the shares shown. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the stockholders named in the table have sole voting and investment power with respect to all common stock shares shown as beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of November 1, 2005, upon the exercise of options, warrants or convertible securities (in any case, the "Currently Exercisable Options"). Each beneficial owner's percentage ownership is determined by assuming that the Currently Exercisable Options that are held by such person (but not those held by any other person) have been exercised and converted.

                    NAME AND ADDRESS OF     AMOUNT AND NATURE OF  PERCENT OF
TITLE OF CLASS       BENEFICIAL OWNER       BENEFICIAL OWNERSHIP   CLASS (1)
--------------  --------------------------  --------------------  ----------
Common Stock    Naomi Johnston                         9,594,234      11.28%
                2435 West 7th Avenue
                Vancouver BC V6K 1Y6
Common Stock    Sak Narwal                            12,550,000      14.76%
                #7 1926 Cedar Crescent
                Vancouver, BC V6J 2R6
Common Stock    Robert McIntosh                        6,950,000       8.17%
                #606 1414 Barclay Street
                Vancouver, BC V6G 1J4
Common Stock    David Naylor                           1,150,000       1.35%
                #7 1926 Cedar Crescent
                Vancouver, BC V6C 2T8
Common Stock    All Officers and Directors             8,100,000       9.53%
                as a group

                            DESCRIPTION OF SECURITIES

GENERAL

The following description of our securities is a summary and is subject in all respects to our certificate of incorporation, as amended, our bylaws and Nevada law.

Our authorized capital consists of 300,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.


COMMON STOCK

As of November 1, 2005 there were 85,021,035 shares of common stock issued and outstanding. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. The common stock does not have cumulative voting rights, which means that the holders of more than fifty percent of the common stock voting for election of directors can elect one hundred percent of our directors if they choose to do so. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of funds legally available therefore. We have not paid any cash dividends on our common stock and do not expect to do so in the foreseeable future. Upon our liquidation, dissolution, or winding up, the holders of our common stock will be entitled to share ratably in our assets that are legally available for distribution, after payment of all debts and other liabilities and any preferential liquidation rights of any preferred stock then outstanding. Holders of our common stock have no preemptive rights to purchase shares of our capital stock. All of the outstanding shares of our common stock are, and the shares issuable upon exercise of outstanding options and warrants will be, when issued, fully paid and nonassessable.

PREFERRED STOCK

There are no shares of preferred stock outstanding. In the event that one or more series of preferred stock are designated the rights, preferences and privileges of each series will need to be established, any or all of which rights may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any of the shares of preferred stock upon the rights of the holders of the common stock until the specific rights of the holders of such shares are established. However, the effects might include restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock and hindering or preventing a change of our control without further action by the stockholders, thereby protecting management.

CONVERTIBLE SECURITIES, OPTIONS AND WARRANTS

An aggregate $3,429,985 principal amount of senior secured convertible promissory notes that are convertible into 10,888,834 shares of our common stock are outstanding. In addition, an aggregate $1,510,000 principal amount of secured convertible debentures are outstanding. The outstanding principal amount of the secured convertible debentures are convertible into shares of our common stock based on the a conversion price equal to the lesser of $1.00 or the 5-day average trading price of our common stock on the date of conversion. Warrants or other rights to purchase 42,127,606 shares of our common stock are outstanding.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF OUR BYLAWS AND THE NEVADA STATUTES.

Our bylaws provide that special meetings of stockholders may be called only by the board of directors or such person authorized by the board. This provision may have anti-takeover effects by discouraging, delaying or preventing the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise, that a shareholder may consider in its best interest and the removal of incumbent directors.

We are not currently subject to any anti-takeover provisions of the Nevada Revised Statutes. In general, Sections 78.411-444 of the Nevada Revised Statutes prohibit a publicly held Nevada corporation from engaging in certain business combinations with a 10% stockholder for a period of three years following the date the person became a 10% stockholder, unless, with certain exceptions, the business combination or the transaction in which the person became a 10% stockholder is approved in a prescribed manner. Generally, the business combinations covered by this statute include:

       o     a merger or consolidation;

       o a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets valued at more than 5% of the aggregate market value of all assets or outstanding shares of the corporation, or 10% or more of the corporation's earning power or net income;

       o an issuance or transfer of shares by a corporation equaling more than 5% of the market value of all of its outstanding shares;

       o adoption of a plan of liquidation or dissolution proposed by the 10% stockholder;

       o reclassification of securities, recapitalization, or any transfer having the effect of increasing the 10% stockholder's interest in the company; and

       o any receipt by the 10% stockholder of a disproportionate benefit or any loan, advance, guarantee, pledge or other financial assistance.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under Sections 78.7502 and 78.752 of the Nevada Revised Statutes, we have broad powers to indemnify and insure our directors and officers against liabilities they may incur in their capacities as such. The Nevada Revised Statutes generally require us to indemnify our directors, officers, employees and agents to the extent that the person is successful on the merits or otherwise in defense of any action, suit or proceeding arising from the person's service in such capacity, or claim, issue or matter therein, against expenses, including attorneys' fees actually and reasonably incurred by the person in connection with the defense. Our Articles of Incorporation provide that, to the fullest extend permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any fiduciary duty as a director or officer involving any act or omission, with the exception of acts or omissions involving intentional misconduct, fraud or knowing violation of law or the payment of dividends in violation of section 78.300 of the Nevada Revised Statutes. The Nevada Revised Statutes also permit us to protect our officers and directors from expenses associated with litigation arising from or related to their duties, except for intentional misconduct, fraud or a knowing violation of law that was material to the cause of action.

Our bylaws require us to indemnify our directors and former directors and permit our directors to indemnify a director or former director of a corporation of which we are or were a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having one of our directors or a director of such other corporation, including an action brought by us or such other corporation. Each of our directors on being elected or appointed is deemed to have entered into a contract of indemnity on the foregoing terms. Our bylaws permit us to indemnify our officers, employees and agents and the officers, employees and agents of a corporation of which we are or were a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of us or such other corporation. Our bylaws require us to indemnify our secretary or any assistant secretary, if such person is not one of our full time employees, and such person's heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to such offices. Each of our secretary and any assistant secretary on being appointed is deemed to have entered into a contract of indemnity on the foregoing terms. In conjunction therewith, our directors may also cause us to procure and maintain, at our expense, policies of insurance for all such directors, officers, employees and agents.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


                            VALIDITY OF COMMON STOCK

The validity of the shares of common stock being offered hereby will be passed upon for us by Dieterich & Associates, Los Angeles, California.


                                     EXPERT

Our balance sheet as of December 31, 2004 and 2003, and the related statements of operations and cash flows for the year ended December 31, 2004 and 2003, and the statement of stockholders' equity for the period from September 25, 2002 (inception) through December 31, 2004, included in this prospectus have been audited by Robison, Hill & Co., independent auditors, as stated in its report appearing in this prospectus, and have been so included in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain portions of which are omitted as permitted by the rules and regulations of the SEC. For further information pertaining to us and the common stock to be sold in the offering, reference is made to the registration statement, including the exhibits thereto and the financial statements and notes filed as a part thereof. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you may desire to review the full text of these documents. We have included or incorporated by reference copies of these documents as exhibits to our registration statement.

You should only rely on the information contained in this prospectus and the registration statement. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, as well as the registration statement and the exhibits thereto, may be inspected, without charge, at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information regarding operation of the Public Reference Room. Copies of such material may also be obtained at the Public Reference Room at prescribed rates. Such materials can also be inspected on the SEC's web site at http:www.sec.gov.

                            SILVER STAR ENERGY, INC.

                          INDEX TO FINANCIAL STATEMENTS

Unaudited Interim Financial Statements
  Balance Sheets as of September 30, 2005 and 2004                             F-2
  Statements of Operations for the nine months ended September 30, 2005 and
   2004 and the three months ended September 30, 2005 and 2004                 F-4
  Statements of Cash Flows for the nine months ended September 30, 2005 and
   2004                                                                        F-5
  Notes to Financial Statements                                                F-6
Independent Auditor's Report of Robison, Hill & Co.                           F-16
Financial Statements
  Balance Sheets as of December 31, 2004 and 2003                             F-17
  Statement of Operations for the years ended December 31, 2004 and 2003 and for the cumulative period from October 28, 2003 (inception of
   development stage) to December 31, 2004                                    F-18
  Statements of Stockholders' Equity for the period from September 25, 2002
   (inception) to December 31, 2004                                           F-19
  Statements of Cash Flows for the years ended December 31, 2004 and 2003 and for the cumulative period from October 28, 2003 (inception of
   development stage) to December 31, 2004                                    F-20
  Notes to Financial Statements                                               F-21

                            SILVER STAR ENERGY, INC.
                     (FORMERLY A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS

                                                                 (Unaudited)
                                                                September 30,  December 31,
ASSETS                                                              2005           2004
                                                                -------------  ------------
Current Assets
  Cash                                                                 $8,215      $138,005
  Accounts Receivable                                                 243,614           ---
  Prepaid Expense                                                      13,000        18,825
                                                                -------------  ------------
   Total Current Assets                                               264,829       156,830
                                                                -------------  ------------
Fixed Assets
  Furniture and Fixtures                                               10,199         7,751
  Computers                                                             6,222         6,222
  Vehicles                                                             64,087        18,316
  Accumulated Depreciation                                             (7,883)       (4,809)
                                                                -------------  ------------
   Net Fixed Assets                                                    72,625        27,480
                                                                -------------  ------------
Other Assets
  Oil and Gas Properties, net of depletion of $154,813 and $0       3,391,829     2,586,353
  Debt Issue Costs, net of amortization of $93,688 and $11,059        358,814       441,441
                                                                -------------  ------------
   Total Other Assets                                               3,750,643     3,027,794
                                                                -------------  ------------
   Total Assets                                                    $4,088,097    $3,212,104
                                                                -------------  ------------

                            SILVER STAR ENERGY, INC.
                     (FORMERLY A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                                   (CONTINUED)

                                                      (Unaudited)
                                                     September 30,  December 31,
                                                          2005          2004
                                                     -------------  ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts Payable                                         $80,321       $75,893
  Accrued Liabilities                                       54,150           ---
  Notes Payable                                            450,000       450,000
  Due to Related Party                                      93,418        92,318
  Convertible Debentures                                 1,060,000           ---
  Accrued Interest                                          65,024         9,725
                                                     -------------  ------------
   Total Current Liabilities                             1,802,913       627,936
Convertible Debentures                                     750,000       750,000
Accrued Interest                                            32,175         3,904
                                                     -------------  ------------
   Total Liabilities                                     2,585,088     1,381,840
                                                     -------------  ------------

Stockholders' Equity
  Preferred stock (Par Value $.001), 5,000,000 shares
   authorized. -0- issued at September 30, 2005 and
   December 31, 2004                                           ---           ---
  Common Stock (Par Value $.001), 300,000,000 shares
   authorized. 85,021,035 issued and outstanding at
   September 30, 2005 and December 31, 2004                 85,021        85,021
  Paid in Capital in Excess of Par Value                 3,056,658     3,056,658
  Retained Deficit                                      (1,638,670)   (1,311,415)
                                                     -------------  ------------

   Total Stockholders' Equity                            1,503,009     1,830,264
                                                     -------------  ------------
   Total Liabilities and Stockholders' Equity           $4,088,097    $3,212,104
                                                     =============  ============

                            See accompanying notes.

                            SILVER STAR ENERGY, INC.
                     (FORMERLY A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS

                                       For the Three Months     For the Nine Months
                                              Ended                    Ended
                                          September 30,            September 30,
                                     -----------------------  ----------------------
                                        2005         2004        2005        2004
                                     ----------  -----------  ----------  ----------
Production Revenue                     $539,414         $---  $1,026,167        $---
                                     ----------  -----------  ----------  ----------

Expenses
  Production Costs                      144,760          ---     404,355         ---
  Consulting and Management Fees        134,403       40,905     306,448     163,671
  General and Administrative            108,409      133,866     389,687     552,326
  Professional Fees                      52,220       29,571      83,496      84,174
                                     ----------  -----------  ----------  ----------
   Total Expenses                       439,792      204,342   1,183,986     800,171
                                     ----------  -----------  ----------  ----------

Other Income (Expense)
  Gain (loss) on disposal of assets      (3,237)         ---      (3,237)
  Interest Expense                      (60,140)      (1,830)   (166,199)     (1,830)
                                     ----------  -----------  ----------  ----------
Net Income (Loss)                       $36,245    $(206,172)  $(327,255)  $(802,001)
                                     ==========  ===========  ==========  ==========
Income (Loss) per Common Share          $   ---    $     ---   $     ---      $(0.01)
                                     ==========  ===========  ==========  ==========
Weighted Average Shares Outstanding  85,021,035   84,143,945  85,021,035  94,252,550
                                     ==========  ===========  ==========  ==========

                            See accompanying notes.

                            SILVER STAR ENERGY, INC.
                     (FORMERLY A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS

                                                        For the Nine Months
                                                               Ended
                                                           September 30,
                                                      ----------------------
                                                         2005        2004
                                                      ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss                                               $(327,255)  $(802,001)
Adjustments used to reconcile net loss to net
  cash provided by (used in) operating activities:
  Depreciation, Amortization and Depletion               245,094       3,355
  Common stock issued for account payable                    ---      25,000
  (Gain) loss on disposal of assets                        3,237         ---
(Increase) decrease in other assets & prepaids             5,825      26,560
(Increase) decrease in accounts receivable              (243,614)        ---
Increase (decrease) in accounts payable                    4,428     122,603
Increase (decrease) in accrued liabilities               138,819         ---
                                                      ----------  ----------
Net cash used in operating activities                   (173,466)   (624,483)
                                                      ----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition/Sale of equipment, net                       (56,036)    (30,008)
Acquisition of oil & gas property interests             (960,288) (1,747,366)
Proceeds on sale of Netcash (net of cash)                    ---         ---
                                                      ----------  ----------
Net cash used by investing activities                 (1,016,324) (1,777,374)
                                                      ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible debentures                   1,060,000         ---
Proceeds from loans                                          ---     250,000
Proceeds from shareholder loans                              ---         ---
Proceeds on sale of common stock                             ---   1,655,000
                                                      ----------  ----------
Net Cash Provided by Financing Activities              1,060,000   1,905,000
                                                      ----------  ----------

Net Increase (Decrease) in cash and cash equivalents    (129,790)   (496,857)
Cash and Cash Equivalents at beginning of the period     138,005     502,428
                                                      ----------  ----------
Cash and Cash Equivalents at end of the period         $   8,215   $   5,571
                                                      ==========  ==========

SUPPLEMENTAL DISCLOSURE OF CASH
  FLOW INFORMATION:
Interest                                              $      ---  $      ---
Income Taxes                                          $      ---  $      ---

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES: NONE

                            See accompanying notes.

                            SILVER STAR ENERGY, INC.
                     (FORMERLY A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- NATURE OF OPERATIONS AND GOING CONCERN

    The accompanying financial statements have been prepared on the basis of accounting principles applicable to a "going concern", which assume that the Company will continue in operation for at least one year and will be able to realize its assets and discharge its liabilities in the normal course of operations.

    The Company's general business strategy is to acquire oil and gas properties either directly or through the acquisition of operating entities. The continued operations of the Company and the recoverability of oil and gas property acquisition, exploration and development costs is dependent upon the existence of economically recoverable reserves and the ability of the Company to obtain necessary financing to complete the development of those reserves, and upon future profitable production. To date, the Company has not generated significant revenues from operations and will require additional funds to meet its obligations and the costs of its operations. As a result, significant losses are anticipated prior to the generation of any revenues. The Company is planning additional ongoing equity financing by way of private placements to fund its obligations and operations.

    The Company's future capital requirements will depend on many factors, including costs of exploration of the properties, cash flow from operations, costs to complete well production, if warranted, and competition and global market conditions. The Company's present cash flow from operations now exceeds its monthly general and administrative and other operational expenses. As of October 14, 2005 the company has closed and received the net proceeds of a financing totaling a gross amount of $3,350,000 USD.

    These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a "going concern". While management believes that the actions already taken or planned, will mitigate the adverse conditions and events which raise doubt about the validity of the "going concern" assumption used in preparing these financial statements, there can be no assurance that these actions will be successful.

    If the Company were unable to continue as a "going concern", then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported revenues and expenses, and the balance sheet classifications used.

Organization and Basis of Presentation

    Silver Star Energy, Inc. (the "Company") was incorporated on September 25, 2002 in the State of Nevada and commenced operations on October 3, 2002. During the year ended December 31, 2003, the Company changed its name from Movito Holdings Ltd. to Silver Star Energy Inc.

Nature of Business

    The Company is in the production stage of the oil and gas industry. The Company's primary objective is to identify, acquire and develop significant working interest percentages in underdeveloped oil and gas projects that do not meet the requirements of the larger producers and developers. During 2003 and 2004 the Company was in the development stage and acquired interests in several oil and gas prospects and in 2005 has set up the extraction process and is further continuing that program.

                            SILVER STAR ENERGY, INC.
                     (FORMERLY A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 2 -- SUMMARY OF ACCOUNTING POLICIES

    This summary of accounting policies for Silver Star Energy, Inc. is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

    The unaudited financial statements as of September 30, 2005, and for the three and nine month periods then ended, reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and results of operations for the three and nine months. Operating results for interim periods are not necessarily indicative of the results which can be expected for full years.

Cash Equivalents

    For the purpose of reporting cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Pervasiveness of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

    Certain reclassifications have been made in the 2004 financial statements to conform with the 2005 presentation.

Concentration of Credit Risk

    The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

Loss per Share

    Basic earnings per common share were computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Diluted loss per common share for the nine months ended September 30, 2005 and 2004 are not presented as it would be anti-dilutive. At September 30, 2005, the total number of potentially dilutive common stock equivalents was 750,000. There were no common stock equivalents at September 30, 2004.

Fixed Assets

    Fixed assets are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets which range from three to seven years. Fixed assets consisted of the following at September 30, 2005 and December 31, 2004:

                            SILVER STAR ENERGY, INC.
                     (FORMERLY A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 2 -- SUMMARY OF ACCOUNTING POLICIES (continued)

                                              (UNAUDITED)
                                             SEPTEMBER 30,  DECEMBER 31,
                                                     2005          2004
                                            --------------  ------------
Furniture and Fixtures                            $10,199        $7,751
Computers                                           6,222         6,222
Vehicles                                           64,087        18,316
Less: Accumulated Depreciation                     (7,883)       (4,809)
                                           --------------  ------------
Total                                             $72,625       $27,480
                                           ==============  ============

    One-half year depreciation is taken in the year of acquisition on certain fixed assets.

    Maintenance and repairs are charged to operations; betterments are capitalized. The cost of property sold or otherwise disposed of and the accumulated depreciation thereon is eliminated from the property and related accumulated depreciation accounts, and any resulting gain or loss is credited or charged to income.

    Total depreciation expense for the nine months ended September 30, 2005 and 2004 was $7,653 and $3,355 respectively.

Intangibles

    The Company has adopted the provisions of the Financial Accounting Standards Board ("FASB") Statement No. 142, "Goodwill and Intangible Assets" ("SFAS
142"). Under SFAS 142, goodwill and intangible assets with indefinite lives will no longer be amortized and will be tested for impairment annually. The determination of any impairment would include a comparison of estimated future operating cash flows anticipated during the remaining life with the net carrying value of the asset as well as a comparison of the fair value to the book value of the Company or the reporting unit to which the goodwill can be attributed.

Oil and Gas Properties

    The Company follows the full cost method of accounting for its oil and gas operations whereby all costs related to the acquisition of petroleum and natural gas interests are capitalized. Such costs include land and lease acquisition costs, annual carrying charges of non-producing properties, geological and geophysical costs, costs of drilling and equipping productive and non-productive wells, and direct exploration salaries and related benefits. Proceeds from the disposal of oil and gas properties are recorded as a reduction of the related capitalized costs without recognition of a gain or loss unless the disposal would result in a change of 20 percent or more in the depletion rate. The Company operates in two cost centers, being Canada and the U.S.A.

    Depletion and depreciation of the capitalized costs are computed using the unit-of-production method based on the estimated proven reserves of oil and gas determined by independent consultants.

    Estimated future removal and site restoration costs are provided over the life of proven reserves on a unit-of-production basis. Costs, which include the cost of production equipment removal and environmental clean-up, are estimated each period by management based on current regulations, costs, technology and industry standards. The

                            SILVER STAR ENERGY, INC.
                     (FORMERLY A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 2 -- SUMMARY OF ACCOUNTING POLICIES (continued)

charge is included in the provision for depletion and depreciation and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

    Total depletion expense for the nine months ended September 30, 2005 and 2004 was $154,813 and $0 respectively.

    The Company applies a ceiling test to capitalized costs to ensure that such costs do not exceed estimated future net revenues from production of proven reserves at year end market prices less future production, administrative, financing, site restoration, and income tax costs plus the lower of cost or estimated market value of unproved properties. If capitalized costs are determined to exceed estimated future net revenues, a write-down of carrying value is charged to depletion in the period.

Fair Value of Financial Instruments

    In accordance with the requirements of SFAS No. 107, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate carrying value due to the short-term maturity of the instruments.

Foreign currency transactions

    The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates that prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Stock-based compensation

    In December 2002, the Financial Accounting Standards Board issued Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure" ("SFAS No. 148"), an amendment of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information. The disclosure provisions of SFAS No. 148 were effective for the Company commencing December 31, 2002.

Recent accounting pronouncements

    In April 2003, the Financial Accounting Standards Board issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149 does not affect the Company's financial position or results of operations.

    In May 2003, SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", was issued. This Statement establishes standards for how an issuer classifies and measures

                            SILVER STAR ENERGY, INC.
                     (FORMERLY A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 2 -- SUMMARY OF ACCOUNTING POLICIES (continued)

certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Generally, a financial instrument, whether in the form of shares or otherwise, that is mandatorily redeemable, i.e. that embodies an unconditional obligation requiring the issuer to redeem it by transferring its shares or assets at a specified or determinable date (or dates) or upon an event that is certain to occur, must be classified as a liability (or asset in some circumstances). In some cases, a financial instrument that is conditionally redeemable may also be subject to the same treatment. This Statement does not apply to features that are embedded in a financial instrument that is not a derivative (as defined) in its entirety. For public entities, this Statement is effective for financial instruments entered into or modified after May 31, 2003. The adoption of SFAS 150 does not affect the Company's financial position or results of operations.

    In November 2004, the FASB issued Statement No. 151, Inventory Costs, to amend the guidance in Chapter 4, Inventory Pricing, of FASB Accounting Research Bulletin No. 43, Restatement and Revision of Accounting Research Bulletins, which will become effective for the Company in fiscal year 2006. Statement 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). The Statement requires that those items be recognized as current-period charges. Additionally, Statement 151 requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The adoption of SFAS 151 will not affect the Company's financial position or results of operations.

    In December 2004, FASB issued Statement No. 123 (R), Share-Based Payment, which establishes accounting standards for transactions in which an entity receives employee services in exchange for (a) equity instruments of the entity or (b) liabilities that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of equity instruments. Effective in the third quarter of 2005, SFAS 123(R) will require us to recognize the grant-date fair value of stock options and equity based compensation issued to employees in the statement of operations. The statement also requires that such transactions be accounted for using the fair-value-based method, thereby eliminating use of the intrinsic value method of accounting in APB No. 25, Accounting for Stock Issued to Employees, which was permitted under Statement 123, as originally issued. We currently are evaluating the impact of Statement 123 (R) on our financial condition and results of operations.

NOTE 3 -- OIL AND GAS PROPERTIES

    The Company entered into agreements to acquire interests in various unproven oil and gas properties as follows:

Alberta Prospects, Canada

    In October 2003, the Company entered into two agreements with 1048136 Alberta Ltd. Pursuant to these agreements, the Company acquired the right to participate and earn an interest in two oil and gas exploration and development projects located in the province of Alberta, Canada known respectively as the Evi prospect and the Verdigris prospect. In February 2004, the Company entered into two agreements with 1048136 Alberta Ltd. to acquire the right to participate and earn an interest in two additional oil and gas exploration and development projects located in the province of Alberta known as the Joarcam prospect and the Buffalo Lake prospect. 1048136 Alberta Ltd. is a private Alberta company (see Note 6).

    Pursuant to the agreements, the Company shall advance funds, as required, in connection with the drilling, testing, completion, capping and/or abandonment of up to three wells on each of the properties. Once the Company has completed its funding obligation, it will have earned the following interest in each prospect:

                            SILVER STAR ENERGY, INC.
                     (FORMERLY A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 3 -- OIL AND GAS PROPERTIES (continued)

          Evi Prospect           66.67%
          Verdigris Prospect     66.67%
          Joarcam Prospect       70.00%
          Buffalo Lake Prospect  70.00%

    In the event the Company does not provide the funds as required, the Company will retain no interest in the prospects.

    During the year ended December 31, 2004, the Company paid $1,283,149 towards the exploration and development of the oil and gas prospects in Alberta. During the nine months ended September 30, 2005, the Company paid $517,086 towards the exploration and development of the oil and gas prospects in Alberta. All of these costs have been capitalized.

California Prospects, U.S.A.

    On December 5, 2003, the Company entered into two option agreements with Archer Exploration, Inc. (Archer) to acquire Archer's interest in certain unproven oil and gas prospects located in the State of California, U.S.A., known as North Franklin Prospect and Winter Pinchout Prospect.

    To earn an assignment of 100% of Archer's interests in the North Franklin Prospect, being a 100% working interest (76% net revenue interest), the Company made an initial cash payment of $85,000 and is required to pay $15,000 at spud of the initial test well and $25,000 at completion of the initial test well. In addition, the Company is responsible for all expenses for lease extensions and rental of existing leases (including a 20% fee), acquisition of any additional leases (including a 20% fee) and costs in connection with drilling and completion of the initial test well.

    Pursuant to the agreement, Archer retains a 2.5% overriding royalty, a 5% working interest through the completion of the initial test well and the right to participate in a 5% working interest.

    The Company has an agreement to farm-out a 35% working interest in the North Franklin Project to Fidelis Energy, Inc. (see Note 6). Under the terms of the agreement, Fidelis will contribute $500,000 towards the drilling and completion of the Archer-Whitney #1 well and participate as a full working interest partner on all further costs including drilling of any additional wells on the project.

    To earn an assignment of 100% of Archer's interests in the Winter Pinchout Prospect, being a 100% working interest (76% net revenue interest), the Company made an initial cash payment of $100,000 and is required to pay $15,000 at spud of the initial test well of the first three prospects drilled and $25,000 at completion of the initial test well of each prospect drilled. In addition, the Company is responsible for all expenses for acquisition of leases acquired (including a 20% fee), acquisition and analysis of seismic data, drilling and completion of the initial test well on the first prospect drilled and a monthly management fee in the amount of $10,000 commencing January 2004.

    Pursuant to the agreement, Archer retains a 2.5% overriding royalty, a 5% working interest through the completion of the initial test well and the right to participate in a 10% working interest.

    In August 2004, the Company executed acquisition and joint operating agreements on five natural gas prospects in California with Archer Exploration, Inc. Pursuant to the agreements, the Company has acquired a 7.5% carried working interest on four of the prospects and has acquired a 25% carried working interest in the fifth prospect. The Company is carried on all costs related to the prospect through the licensing, permitting, drilling and completion of the first well on each project. In the event of a successful gas well being drilled, the Company,

                            SILVER STAR ENERGY, INC.
                     (FORMERLY A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 3 -- OIL AND GAS PROPERTIES (continued)

following testing and completion, would be responsible for the working interest costs of well tie-in and pipeline. The Company would also be a working interest participant on any additional gas wells drilled.

    During the year ended December 31, 2003, the Company incurred a total of $405,000 in acquisition and exploration costs relating to the California prospects. During the year ended December 31, 2004, the Company incurred a total of $898,204 in acquisition, exploration and development costs relating to the California prospects. During the nine months ended September 30, 2005, the Company incurred a total of $443,202 in acquisition, exploration and development costs relating to the California prospects. As of September 30, 2005, total capitalized costs for the California prospects was $1,746,406.

    Silver Star has received a reservoir engineering reserve report from Chapman Petroleum Engineering, Ltd. on the North Franklin Project. The two producing gas wells, Archer-Whitney #1 and Archer-Wildlands #1 were used to assign the following net reserves to Silver Star's 40% working interest.

    The reserves in the category of Proved Developed Producing total 3.593 Bcf with a N.P.V. (Net Present Value) at a 10% D.C.F. (Discounted Cash Flow) of $12,220,000. These reserves reflect the two producing wells only. Additional "Probable" reserves have been estimated for incremental recovery on the two existing wells and for one down dip location. However, under SEC regulations probable reserves are not recognized and therefore are not reported.

NOTE 4 -- COMMON STOCK

    On November 20, 2003, the Company restructured its share capital whereby the total common shares presently issued and outstanding was forward split on a 1
(old) to 12 (new) basis. Effective January 5, 2004 the Company restructured its share capital whereby the total common shares presently issued and outstanding was forward split on a 1 (old) to 2 (new) basis. All references to common stock, common shares outstanding, average numbers of common shares outstanding and per share amounts in these Financial Statements and Notes to Financial Statements prior to the effective date of the forward stock splits have been restated to reflect the 12:1 and the 2:1 common stock splits on a retroactive basis.

    On December 5, 2003, the Company received $500,000 in subscription proceeds from a director and officer, for the purchase of 444,444 common shares of the company's stock pursuant to a Regulation S Private Placement Financing which was announced on November 25, 2003 and whereby the Company plans to issue up to 3,555,556 common shares of its capital stock. During the three months ended March 31, 2004, the Company received subscription proceeds of $750,000 pursuant to the Private Placement Financing. During the three months ended March 31, 2004, 1,112,102 shares were issued in accordance with the $1,250,000 in subscription proceeds received.

    On March 23, 2004, the Company entered into an agreement with two shareholders for the shareholders to surrender for cancellation 24,600,000 regulation 144 restricted shares of the Company's common stock.

    During the three months ended June 30, 2004, the Company received subscription proceeds of $630,000 pursuant to the Private Placement Financing. During the three months ended June 30, 2004, 661,915 shares were issued in accordance with the $630,000 in subscription proceeds received.

    On June 30, 2004, the Company received share subscription proceeds of $275,000 for 500,000 shares of restricted common stock pursuant to the Private Placement Financing announced on November 25, 2003. During the three months ended September 30, 2004, 500,000 shares were issued in accordance with the $275,000 in subscription proceeds received.

                            SILVER STAR ENERGY, INC.
                     (FORMERLY A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

    On August 18, 2004, the Company issued 250,000 restricted shares of common stock for $25,000 in accounts payable.

NOTE 4 -- COMMON STOCK (continued)

    On October 18, 2004, the Company issued 156,000 restricted shares of common stock for consulting expense of $15,600.

    On November 23, 2004, the Company issued 362,394 shares of common stock for debt issue costs of $350,000 associated with the Company's issuance of convertible debt.

    As of December 31, 2004, the Company has not adopted a stock option plan or granted any stock options and accordingly has not recorded any stock-based compensation.

Treasury Stock

    On December 18, 2003, upon the resignation of an officer of the Company, 48,000,000 common shares were returned to Treasury, for consideration of $3,500. The shares were cancelled on January 23, 2004.

NOTE 5 -- RELATED PARTY TRANSACTIONS

    Pursuant to consulting agreements dated November 15, 2003 and renegotiated July 1, 2005 the Company agreed to pay $12,000 per month to the CFO and director of the Company and $15,000 per month to the President and director of the Company.

    During 2003 and 2004, the Company entered into several acquisition agreements with 1048136 Alberta Ltd. (see Note 4). The Company's current president, Robert McIntosh, was a director of 1048136 Alberta Ltd. and had resigned from that position prior to his involvement with the Company. Sak Narwal, a shareholder of the Company, was also a director of 1048136 Alberta Ltd and Scott Marshall, the majority shareholder of 1048136 Alberta Ltd., is the spouse of Naomi Patricia Johnston, owner of an 11.76% interest in the Company. Despite the existence of these related parties, the consideration exchanged under the Agreements described above was negotiated at "arms length," and the directors and executive officers of the Company used criteria used in similar uncompleted proposals involving the Company in comparison to those of 1048136 Alberta Ltd.

    At September 30, 2005, the Company owed $93,418 to 1048136 Alberta Ltd. for expenses related to corporate development.

    The Company has a "working interest" relationship with joint venture partner Fidelis Energy Inc. (FDEI: OTC: BB) (see Note 4). Both companies have an interest in the North Franklin gas project in Sacramento, California. More recently in January 2005 Fidelis entered into an agreement to acquire an interest in 2 oil wells at the Joarcam Project located in Alberta Canada. The Company is earning a 70% working interest in the entire Joarcam Project.
Fidelis has also entered into an agreement for the first right of refusal to acquire the remaining 30% working interest on all future drilling locations at Joarcam. Silver Star and Fidelis will collectively have acquired a 100% working interest at Joarcam.

    In addition, Silver Star and Fidelis management work closely in the evaluation of other potential, jointly feasible exploration prospects. Also, the two companies share a common origin in that certain beneficial shareholders of both companies have contributed to their formation.

NOTE 6 -- INCOME TAXES

    As of December 31, 2004, the Company has incurred operating losses of approximately $1,212,000 which, if utilized, will expire through 2024. Future tax benefits which may arise as a result of these losses and resource deductions have not been recognized in these financial statements, as their realization is determined not likely to occur.

                            SILVER STAR ENERGY, INC.
                     (FORMERLY A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

                            SILVER STAR ENERGY, INC.
                     (FORMERLY A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 7 -- NOTES PAYABLE

    During the year ended December 31, 2004, the Company received the following short-term loans:

                                                         (Unaudited)
                                                        September 30,  December 31,
                                                             2005          2004
                                                        -------------  ------------
Note payable with interest at 8% due August 24, 2005         $150,000      $150,000
Note payable with interest at 8% due September 2, 2005        100,000       100,000
Note payable with interest at 8% due October 12, 2005          50,000        50,000
Note payable with interest at 8% due October 27, 2005          50,000        50,000
Note payable with interest at 8% due November 5, 2005         100,000       100,000
                                                        -------------  ------------
 Total Notes Payable                                         $450,000      $450,000
                                                        =============  ============

    As of September 30, 2005 and December 31, 2004, accrued interest on these loans was $37,785 and $9,725, respectively. For the nine months ended September 30, 2005 and 2004, interest expense charged to these loans was $28,060 and $0, respectively.

NOTE 8 -- CONVERTIBLE DEBENTURES

    On November 23, 2004, the Company sold $750,000 in secured convertible debentures to Cornell Capital Partners, L.P. (Cornell). The convertible debentures carry an interest rate of 5% per annum. Principal and interest will be due on November 23, 2007. At any time, Cornell is entitled to convert all or any part of the principal amount of the debenture, plus accrued interest, into shares of the Company's common stock. On November 23, 2007, at the Company's option, the entire principal amount and all accrued interest shall be either
(a) paid to Cornell or (b) converted to common stock. For the nine months ended September 30, 2005 and 2004, interest expense charged to the convertible debentures was $28,271 and $0, respectively.

    As part of the purchase of the debentures, Cornell was also issued a Warrant to purchase 750,000 shares of the Company's common stock. The Warrant will expire on November 23, 2009. The exercise price of the warrant shall be one hundred twenty percent (120%) of the closing bid price of the Company's common stock on the exercise date or as subsequently adjusted.

    On November 23, 2004, the Company paid $102,500 in cash for debt issue costs. The Company also issued 362,394 shares of common stock valued at $350,000 for debt issue costs. Total debt issue costs of $452,500 have been capitalized in financial statements. These debt issue costs are being amortized over three years. As of September 30, 2005 and December 31, 2004, debt issue costs of $93,688 and $11,059 have been amortized and recorded as interest expense. At September 30, 2005 and December 31, 2004, net debt issue costs were $358,814 and $441,441, respectively.

    On March 10, 2005, the Company executed a Convertible Debenture for $550,000. The note is due and payable in full on or before March 10, 2006 and carries an interest rate of 5% per annum. The notes are convertible, at the discretion of the holder, into shares of common stock of the Company at a conversion price of $1.00 per share. On March 30, 2005, the Company executed a Convertible Debenture for $200,000. The note is due and payable in full on or before March 10, 2006 and carries an interest rate of 5% per annum. The notes are convertible, at the discretion of the holder, into shares of common stock of the Company at a conversion price of $1.00 per share. As of September 30, 2005, interest expense charged to these convertible debentures was $20,570.

    On April 8, 2005, the Company executed a Convertible Debenture for $160,000. The note is due and payable in full on or before April 8, 2006 and carries an interest rate of 5% per annum. The notes are convertible, at the discretion of the holder, into shares of common stock of the Company at a conversion price of $1.00 per share. On May 17, 2005, the Company executed a Convertible Debenture for $150,000. The note is due and payable in full on or before May 17, 2006 and carries an interest rate of 5% per annum. The notes are convertible, at the discretion of the holder, into shares of common stock of the Company at a conversion price of $1.00 per share. As of September 30, 2005, interest expense charged to these convertible debentures was $6,670.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Shareholders
Silver Star Energy, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Silver Star Energy, Inc. (a development stage company) as of December 31, 2004 and 2003, and the related statements of operations and cash flows for the year ended December 31, 2004 and 2003, and the statement of stockholders' equity from September 25, 2002 (inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Silver Star Energy, Inc. (a development stage company) as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003 and the statement of stockholders' equity from September 25, 2002 (inception) to December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                         Respectfully submitted,

                                         /s/ Robison, Hill & Co.
                                         Certified Public Accountants

Salt Lake City, Utah
June 15, 2005

                            SILVER STAR ENERGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS

                                                                       DECEMBER 31
                                                                   --------------------
ASSETS                                                                2004       2003
                                                                   ----------  --------
Current Assets
  Cash                                                               $138,005  $502,428
  Prepaid Expense                                                      18,825    40,000
                                                                   ----------  --------
  Total Current Assets                                                156,830   542,428
                                                                   ----------  --------
Fixed Assets
  Furniture and Fixtures                                                7,751       ---
  Computers                                                             6,222       ---
  Vehicles                                                             18,316       ---
  Accumulated Depreciation                                             (4,809)      ---
                                                                   ----------  --------
  Net Fixed Assets                                                     27,480
                                                                   ----------  --------

Other Assets
  Oil and Gas Properties                                            2,586,353   405,000
  Debt Issue Costs, net of amortization of $11,059                    441,441       ---
                                                                   ----------  --------
  Total Other Assets                                                3,027,794   405,000
                                                                   ----------  --------
  Total Assets                                                      $,312,104  $947,428
                                                                   ----------  --------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts Payable                                                     75,893    45,113
  Accrued Liabilities                                                   9,725       ---
  Notes Payable                                                       450,000       ---
  Due to Related Party                                                 92,318   445,000
                                                                   ----------  --------
  Total Current Liabilities                                           627,936   490,113
                                                                   ----------  --------
Convertible Debentures                                                753,904       ---
                                                                   ----------  --------
  Total Liabilities                                                 1,381,840   490,113
                                                                   ----------  --------

Stockholder's Equity
  Preferred stock (Par Value $.001), 5,000,000 shares authorized,
  -0- issued at December 31, 2004 and 2003                                ---       ---
  Common stock (Par Value $.001), 300,000,000 shares authorized,
  85,021,035 issued and outstanding at December 31, 2004 and
  154,578,624 issued and outstanding at December 31, 2003              85,021   154,579
  Paid in Capital in Excess of Par Value                            3,056,658       ---
  Treasury Stock                                                          ---    (3,500)
  Share Subscriptions Received                                            ---   500,000
  Retained Deficit                                                   (128,480) (128,480)
  Deficit Accumulated during the development stage                 (1,182,935)  (65,284)
                                                                   ----------  --------
  Total Stockholders' Equity                                        1,830,264   457,315
                                                                   ----------  --------
  Total Liabilities and Stockholders' Equity                       $3,212,104  $947,428
                                                                   ----------  --------


                            See accompanying notes.

                            SILVER STAR ENERGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS

                                                                        DEFICIT ACCUMULATED
                                                                         SINCE OCTOBER 28,
                                                 FOR THE YEAR ENDED      2003 INCEPTION OF
                                                    DECEMBER 31,         DEVELOPMENT STAGE
                                              ------------------------  -------------------
                                                 2004         2003
                                              -----------  -----------
Revenue                                       $       ---  $       ---  $               ---
                                              -----------  -----------  -------------------
Expenses
  Consulting and Management Fees                  239,295       56,439              295,734
  General and Administrative                      746,438        4,820              751,258
  Professional Fees                               107,230       25,692              111,255
                                              -----------  -----------  -------------------
  Total Expenses                                1,092,963       86,951            1,158,247
                                              -----------  -----------  -------------------
Other Income (Expense)
  Interest Expense                                (24,688)         ---              (24,688)
                                              -----------  -----------  -------------------

Net Income (Loss) from continuing operations   (1,117,651)     (86,951)          (1,182,935)

Discontinued Operations
  Income (Loss) from continuing operations            ---        4,730                  ---
                                              -----------  -----------  -------------------

Net Income (Loss)                             $(1,117,651) $   (82,221) $        (1,182,935)
                                              ===========  ===========  ===================

Income (Loss) per Common Share
  Continuing Operations                       $     (0.01) $       ---
  Discontinued Operations                           -----          ---
                                              -----------  -----------
  Net Income (Loss)                           $     (0.01) $       ---
                                              ===========  ===========
Weighted Average Shares Outstanding            92,005,715  152,737,528
                                              ===========  ===========

                            See accompanying notes.

                            SILVER STAR ENERGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
     FOR THE PERIOD FROM SEPTEMBER 25, 2002 (INCEPTION) TO DECEMBER 31, 2004

                                                                    PAID IN                            ACCUMULATED
                                                COMMON STOCK      CAPITAL IN                SHARE         OTHER
                                           ---------------------   EXCESS OF  TREASURY  SUBSCRIPTION  COMPREHENSIVE   RETAINED
                                              SHARES      AMOUNT   PAR VALUE    STOCK     RECEIVED         LOSS       DEFICIT
                                           ------------  -------  ----------  --------  ------------  -------------  ---------
October 2002 -- Shares Issued for Cash       40,000,000  $ 4,000  $      ---  $    ---  $        ---  $         ---  $     ---
October 2002 -- Shares Issued for
  Netcash Purchase Agreement                  2,000,000    2,000         ---       ---           ---            ---     (2,000)
December 2002 -- Shares Issued for Cash         440,776      441      43,637       ---           ---            ---        ---
Non-compensatory management fees                    ---      ---       1,500       ---           ---            ---        ---
Currency translation adjustment                     ---      ---         ---       ---           ---            (31)       ---
Net Loss                                            ---      ---         ---       ---           ---            ---    (11,542)
                                           ------------  -------  ----------  --------  ------------  -------------  ---------
Balance December 31, 2002                     6,440,776    6,441      45,137       ---           ---            (31)   (13,542)
November 2003 -- 12:1 Stock Split            70,848,536   70,849     (45,137)      ---           ---            ---    (25,712)
January 2004 -- 2:1 Stock Split              77,289,312   77,289      (5,000)      ---           ---            ---    (72,289)
                                           ------------  -------  ----------  --------  ------------  -------------  ---------
Restated Balance at December 31, 2002       154,578,624  154,579      (5,000)      ---           ---            (31)  (111,543)
December 2003 -- Shares returned to
  Treasury for $3,500                               ---      ---         ---    (3,500)          ---            ---        ---
Shares subscriptions received                       ---      ---         ---       ---       500,000            ---        ---
Non-compensatory management fees                    ---      ---       5,000       ---           ---            ---        ---
Currency translation adjustment                     ---      ---         ---       ---            31            ---        ---
Net Loss                                            ---      ---         ---       ---           ---            ---    (16,937)
                                           ------------  -------  ----------  --------  ------------  -------------  ---------
Balance at December 31, 2003                154,578,624  154,579         ---    (3,500)      500,000            ---   (128,480)
January 2004 -- Treasury Shares Cancelled   (48,000,000) (48,000)     44,500     3,500           ---            ---        ---
March 2004 -- Shares returned to
  Company and cancelled                     (24,600,000) (24,600)     24,600       ---           ---            ---        ---
Note payable converted to
Paid-in Capital                                     ---      ---     445,000       ---           ---            ---        ---
February and March 2004 --
  Shares Issued for cash                      1,112,102    1,112   1,248,888       ---      (500,000)           ---        ---
April and June 2004 -- Shares
issued for cash                                 661,915      662     629,338       ---           ---            ---        ---
August 2004 -- Shares
issued for cash                                 500,000      500     274,500       ---           ---            ---        ---
August 2004 -- Shares issued for
  accounts payable                              250,000      250      24,750       ---           ---            ---        ---
October 2004 -- Shares issued for
  consulting expense                            156,000      156      15,444       ---           ---            ---        ---
November 2004 -- Shares issued for
  Debt Issue Costs associated with
  Issuance of Convertible Debt                  362,394      362     349,638       ---           ---            ---        ---
Net Loss                                            ---      ---         ---       ---           ---            ---        ---
                                           ------------  -------  ----------  --------  ------------  -------------  ---------
Balance at December 31, 2004                 85,021,035  $85,021  $3,056,658  $    ---  $        ---  $         ---  $(128,480)
                                           ============  =======  ==========  ========  ============  =============  =========


                                              DEFICIT
                                            ACCUMULATED
                                               FROM
                                            OCTOBER 28,
                                               2003
                                           INCEPTION OF
                                            DEVELOPMENT
                                               STAGE
                                           ------------
October 2002 -- Shares Issued for Cash     $        ---
October 2002 -- Shares Issued for
  Netcash Purchase Agreement                        ---
December 2002 -- Shares Issued for Cash             ---
Non-compensatory management fees                    ---
Currency translation adjustment                     ---
Net Loss                                            ---
                                           ------------
Balance December 31, 2002                           ---
November 2003 -- 12:1 Stock Split                   ---
January 2004 -- 2:1 Stock Split                     ---
Restated Balance at December 31, 2002               ---
December 2003 -- Shares returned to
  Treasury for $3,500                               ---
Shares subscriptions received                   500,000
Non-compensatory management fees                  5,000
Currency translation adjustment                     ---
Net Loss                                        (65,284)
                                           ------------
Balance at December 31, 2003                    (65,284)
January 2004 -- Treasury Shares Cancelled           ---
March 2004 -- Shares returned to
  Company and cancelled                             ---
Note payable converted to
Paid-in Capital                                     ---
February and March 2004 --
  Shares Issued for cash                            ---
April and June 2004 -- Shares
issued for cash                                     ---
August 2004 -- Shares
issued for cash                                     ---
August 2004 -- Shares issued for
  accounts payable                                  ---
October 2004 -- Shares issued for
  consulting expense                                ---
November 2004 -- Shares issued for
  Debt Issue Costs associated with
  Issuance of Convertible Debt                      ---
Net Loss                                     (1,117,651)
                                           ------------
Balance at December 31, 2004               $ (1,182,935)
                                           ============

                            See accompanying notes.

                            SILVER STAR ENERGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS

                                                        FOR THE YEAR ENDED     DEFICIT ACCUMULATED
                                                           DECEMBER 31,      SINCE OCTOBER 28, 2003
                                                      ---------------------       INCEPTION OF
                                                          2004       2003       DEVELOPMENT STAGE
                                                      -----------  --------  ----------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
NET LOSS                                              $(1,117,651) $(82,221)            $(1,182,935)
ADJUSTMENT USED TO RECONCILE NET LOSS TO NET CASH
PROVIDED BY (USED IN) OPERATING ACTIVITIES:
  DEPRECIATION AND AMORTIZATION                            15,868       ---                  15,868
  NON-CASH MANAGEMENT FEES                                    ---     5,000                     ---
  COMMON STOCK ISSUED FOR ACCOUNT PAYABLE                  40,600       ---                  40,600
  NET (INCOME) LOSS FROM DISCONTINUED OPERATIONS              ---    (4,730)                    ---
(INCREASE) DECREASE IN OTHER ASSETS AND PREPAIDS           21,175   (38,410)                (18,805)
INCREASE (DECREASE) IN ACCOUNTS PAYABLE                   123,098    37,975                 155,963
INCREASE (DECREASE) IN ACCRUED LIABILITIES                 13,629       ---                  13,629
                                                      -----------  --------  ----------------------
NET CASH USED BY CONTINUING OPERATIONS                   (903,281)  (82,386)               (975,680)
NET CASH USED BY DISCONTINUED OPERATIONS                      ---   (11,801)                    ---
                                                      -----------  --------  ----------------------
NET CASH USED IN OPERATING ACTIVITIES                    (903,281)  (94,187)               (975,680)
                                                      -----------  --------  ----------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
ACQUISITION/SALE OF EQUIPMENT, NET                        (32,289)      ---                 (32,289)
ACQUISITION OF OIL & gas property interests            (2,181,353) (405,000)             (2,586,353)
PROCEEDS ON SALE OF NETCASH (NET OF CASH)                     ---       ---                  25,000
                                                      -----------  --------  ----------------------

NET CASH USED BY CONTINUING OPERATIONS                 (2,213,642)      ---              (2,593,642)
NET CASH USED BY DISCONTINUED OPERATIONS                      ---    16,601                     ---
                                                      -----------  --------  ----------------------

NET CASH USED BY INVESTING ACTIVITIES                  (2,213,642) (388,399)             (2,593,642)
                                                      -----------  --------  ----------------------

CASH FLOW FROM FINANCING ACTIVITIES:
PROCEEDS FROM CONVERTIBLE DEBENTURES                      647,500       ---                 647,500
PROCEEDS FROM LOANS                                       450,000       ---                 450,000
PROCEEDS FROM SHAREHOLDER LOANS                               ---   445,000                 445,000
PROCEEDS ON SALE OF COMMON STOCK                        1,655,000    500,00               2,155,000
                                                      -----------  --------  ----------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES               2,752,500   945,000               3,697,500
                                                      -----------  --------  ----------------------
EFFECT OF EXCHANGE RATE CHANGES                               ---        31                     ---
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS     (364,423)  462,445                 128,178
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD      502,428    39,983                   9,827
                                                      -----------  --------  ----------------------
CASH AND CASH EQUIVALENTS AT END OF THE PERIOD           $138,005  $502,428                $138,005
                                                      ===========  ========  ======================

SUPPLEMENTAL DISCLOSURE OF
  CASH FLOW INFORMATION:
INTEREST                                                     $---      $---                    $---
INCOME TAXES                                                 $---      $---                    $---

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES: NONE

                             See accompanying notes.

                            SILVER STAR ENERGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                         NOTES' TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 1 -- NATURE OF OPERATIONS AND GOING CONCERN

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a "going concern", which assume that the Company will continue in operation for at least one year and will be able to realize its assets and discharge its liabilities in the normal course of operations.

Several conditions and events cast doubt about the Company's ability to continue as a "going concern". The Company is a development stage company, and has incurred net losses of approximately $1,118,000 for the year ended December 31, 2004, losses of approximately $82,000 for the year ended December 31, 2003, and losses of approximately $1,183,000 since inception of the development stage.

The Company's general business strategy is to acquire oil and gas properties either directly or through the acquisition of operating entities. The continued operations of the Company and the recoverability of oil and gas property acquisition, exploration and development costs is dependent upon the existence of economically recoverable reserves and the ability of the Company to obtain necessary financing to complete the development of those reserves, and upon future profitable production. To date, the Company has not generated significant revenues from operations and will require additional funds to meet its obligations and the costs of its operations. As a result, significant losses are anticipated prior to the generation of any revenues. The Company is planning additional ongoing equity financing by way of private placements to fund its obligations and operations.

The Company's future capital requirements will depend on many factors, including costs of exploration of the properties, cash flow from operations, costs to complete well production, if warranted, and competition and global market conditions. The Company's anticipated recurring operating losses and growing working capital needs will require that it obtain additional capital to operate its business. Further, the Company does not have sufficient funds on hand to complete the exploration of the properties.

The Company will depend almost exclusively on outside capital to complete the exploration and development of the oil and gas properties. Such outside capital will include the sale of additional stock and may include commercial borrowing. There can be no assurance that capital will be available as necessary to meet these continuing exploration and development costs or, if the capital is available, that it will be on terms acceptable to the Company. The issuances of additional equity securities by the Company may result in a significant dilution in the equity interests of its current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase the Company's liabilities and future cash commitments. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable, the business and future success may be adversely affected.

These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a "going concern". While management believes that the actions already taken or planned, will mitigate the adverse conditions and events which raise doubt about the validity of the "going concern" assumption used in preparing these financial statements, there can be no assurance that these actions will be successful.

If the Company were unable to continue as a "going concern", then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported revenues and expenses, and the balance sheet classifications used.


ORGANIZATION AND BASIS OF PRESENTATION

Silver Star Energy, Inc. (the "Company") was incorporated on September 25, 2002 in the State of Nevada and commenced operations on October 3, 2002. During the year ended December 31, 2003, the Company changed its name from Movito Holdings Ltd. to Silver Star Energy Inc.

                            SILVER STAR ENERGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                         NOTES' TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NATURE OF BUSINESS

The Company's initial business was that of managing ATM machines through its wholly owned subsidiary 657333 B.C. Ltd., doing business as Netcash ("Netcash"). On October 28, 2003 the Company closed an agreement whereby it sold 100% of the shares in the Common Stock of Netcash inclusive of all its tangible and intangible assets and liabilities associated with the Company's Automated Teller Machines management operations for consideration of $25,000.

The Company is in the development stage of the oil and gas industry. The Company's primary objective is to identify, acquire and develop significant working interest percentages in underdeveloped oil and gas projects that do not meet the requirements of the larger producers and developers. During 2003 and 2004 the Company acquired interests in several oil and gas prospects and was setting up the extraction process.


NOTE 2 -- SUMMARY OF ACCOUNTING POLICIES

This summary of accounting policies for Silver Star Energy, Inc. (a development stage company) is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

The consolidated financial statements include the accounts of the Company and its 100% owned subsidiary, 657333 B.C. Ltd., doing business as Netcash, from its incorporation on October 29, 2002 to its sale on October 28, 2003. All significant intercompany balances and transactions were eliminated on consolidation.


CASH EQUIVALENTS

For the purpose of reporting cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.


PERVASIVENESS OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


RECLASSIFICATIONS

Certain reclassifications have been made in the 2003 financial statements to conform with the 2004 presentation.


CONCENTRATION OF CREDIT RISK

The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.


LOSS PER SHARE

The reconciliations of the numerators and denominators of the basic loss per share computations are as follows:

                            SILVER STAR ENERGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 2 -- SUMMARY OF ACCOUNTING POLICIES (continued)

                                                                PER-SHARE
                                           LOSS       SHARES     AMOUNT
                                       ------------ ---------   ---------
                                         FOR THE YEAR ENDED DECEMBER 31,
                                                      2004

Basic Income (Loss) per Share
   Continuing Operations               $(1,117,651) 92,005,715  $   (0.01)
   Discontinued Operations                     ---  92,005,715        ---
Loss available to common shareholders  $  (117,651) 92,005,715  $   (0.01)

                                         FOR THE YEAR ENDED DECEMBER 31,
                                                      2003
Basic Income (Loss) per Share
   Continuing Operations               $   (86,951) 152,737,52  $     ---
   Discontinued Operations             $            152,737,52        ---
Loss available to common shareholders  $   (82,221) 152,737,52  $     ---

There are no dilutive outstanding common stock equivalents at December 31, 2004 and 2003.



                                  FIXED ASSETS

Fixed assets are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets which range from three to seven years. Fixed assets consisted of the following at December 31, 2004,

                                DECEMBER 31, 2004
                                -----------------
Furniture and Fixtures          $           7,751
Computers                                   6,222
Vehicles                                   18,316
Less: Accumulated Depreciation             (4,809)
                                -----------------
Total                           $          27,480
                                =================

One-half year depreciation is taken in the year of acquisition on certain fixed assets.

Maintenance and repairs are charged to operations; betterments are capitalized. The cost of property sold or otherwise disposed of and the accumulated depreciation thereon are eliminated from the property and related accumulated depreciation accounts, and any resulting gain or loss is credited or charged to income.

Total depreciation expense for the year ended December 31, 2004 was $4,809.

                            SILVER STAR ENERGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 2 -- SUMMARY OF ACCOUNTING POLICIES (continued)

INTANGIBLES

The Company has adopted the provisions of the Financial Accounting Standards Board ("FASB") Statement No. 142, "Goodwill and Intangible Assets" ("SFAS 142"). Under SFAS 142, goodwill and intangible assets with indefinite lives will no longer be amortized and will be tested for impairment annually. The determination of any impairment would include a comparison of estimated future operating cash flows anticipated during the remaining life with the net carrying value of the asset as well as a comparison of the fair value to the book value of the Company or the reporting unit to which the goodwill can be attributed.


OIL AND GAS PROPERTIES

The Company follows the full cost method of accounting for its oil and gas operations whereby all costs related to the acquisition of petroleum and natural gas interests are capitalized. Such costs include land and lease acquisition costs, annual carrying charges of non-producing properties, geological and geophysical costs, costs of drilling and equipping productive and non-productive wells, and direct exploration salaries and related benefits. Proceeds from the disposal of oil and gas properties are recorded as a reduction of the related capitalized costs without recognition of a gain or loss unless the disposal would result in a change of 20 percent or more in the depletion rate. The Company operates in two cost centers, being Canada and the U.S.A. To date the Company has not established any proven recoverable reserves on its properties.

Depletion and depreciation of the capitalized costs are computed using the unit-of-production method based on the estimated proven reserves of oil and gas determined by independent consultants.

Estimated future removal and site restoration costs are provided over the life of proven reserves on a unit-of-production basis. Costs, which include the cost of production equipment removal and environmental clean-up, are estimated each period by management based on current regulations, costs, technology and industry standards. The charge is included in the provision for depletion and depreciation and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

The Company applies a ceiling test to capitalized costs to ensure that such costs do not exceed estimated future net revenues from production of proven reserves at year end market prices less future production, administrative, financing, site restoration, and income tax costs plus the lower of cost or estimated market value of unproved properties. If capitalized costs are determined to exceed estimated future net revenues, a write-down of carrying value is charged to depletion in the period.


FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of SFAS No. 107, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate carrying value due to the short-term maturity of the instruments.

                            SILVER STAR ENERGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 2 -- SUMMARY OF ACCOUNTING POLICIES (continued)

FOREIGN CURRENCY TRANSACTIONS

The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates that prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.


STOCK-BASED COMPENSATION

In December 2002, the Financial Accounting Standards Board issued Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure" ("SFAS No. 148"), an amendment of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information. The disclosure provisions of SFAS No. 148 were effective for the Company commencing December 31, 2002.

The Company has elected to account for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", ("APB No. 25") and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. In addition, in accordance with SFAS No. 123 the Company applies the fair value method using the Black-Scholes option-pricing modeling accounting for options granted to consultants. Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services" ("EITF 96-18"). Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

The Company has also adopted the provisions of the Financial Accounting Standards Board Interpretation No.44, "Accounting for Certain Transactions Involving Stock Compensation -- An Interpretation of APB Opinion No. 25" ("FIN 44"), which provides guidance as to certain applications of APB 25. FIN 44 is generally effective July 1, 2000 with the exception of certain events occurring after December 15, 1998.

                            SILVER STAR ENERGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 2 -- SUMMARY OF ACCOUNTING POLICIES (continued)

INCOME TAXES

The Company follows the liability method of accounting for income taxes. Under this method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Future tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. As at December 31, 2004 the Company had net operating loss carryforwards; however, due to the uncertainty of realization the Company has provided a full valuation allowance for the deferred tax assets resulting from these loss carryforwards.


RECENT ACCOUNTING PRONOUNCEMENTS

In April 2003, the Financial Accounting Standards Board issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149 does not affect the Company's financial position or results of operations.

In May 2003, SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", was issued. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Generally, a financial instrument, whether in the form of shares or otherwise, that is mandatorily redeemable, i.e. that embodies an unconditional obligation requiring the issuer to redeem it by transferring its shares or assets at a specified or determinable date (or dates) or upon an event that is certain to occur, must be classified as a liability (or asset in some circumstances). In some cases, a financial instrument that is conditionally redeemable may also be subject to the same treatment. This Statement does not apply to features that are embedded in a financial instrument that is not a derivative (as defined) in its entirety. For public entities, this Statement is effective for financial instruments entered into or modified after May 31, 2003. The adoption of SFAS 150 does not affect the Company's financial position or results of operations.

In November 2004, the FASB issued Statement No. 151, Inventory Costs, to amend the guidance in Chapter 4, Inventory Pricing, of FASB Accounting Research Bulletin No. 43, Restatement and Revision of Accounting Research Bulletins, which will become effective for the Company in fiscal year 2006. Statement 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). The Statement requires that those items be recognized as current-period charges. Additionally, Statement 151 requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The adoption of SFAS 151 will not affect the Company's financial position or results of operations.

                            SILVER STAR ENERGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 2 -- SUMMARY OF ACCOUNTING POLICIES (continued)

In December 2004, FASB issued Statement No. 123 (R), Share-Based Payment, which establishes accounting standards for transactions in which an entity receives employee services in exchange for (a) equity instruments of the entity or (b) liabilities that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of equity instruments. Effective in the third quarter of 2005, SFAS 123(R) will require us to recognize the grant-date fair value of stock options and equity based compensation issued to employees in the statement of operations. The statement also requires that such transactions be accounted for using the fair-value-based method, thereby eliminating use of the intrinsic value method of accounting in APB No. 25, Accounting for F-30.

Stock Issued to Employees, which was permitted under Statement 123, as originally issued. We currently are evaluating the impact of Statement 123 (R) on our financial condition and results of operations.


NOTE 3 -- DEVELOPMENT STAGE COMPANY

The Company has not commenced its intended principal operations and as is common with a company in the development stage of oil and gas extraction, the Company has had recurring losses. Continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to be successful in its planned activity, and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding and long term financing, which will enable the Company to operate for the coming year.


NOTE 4 -- OIL AND GAS PROPERTIES

The Company entered into agreements to acquire interests in various unproven oil and gas properties as follows:

Alberta Prospects Canada

In October 2003, the Company entered into two agreements with 1048136 Alberta Ltd. Pursuant to these agreements, the Company acquired the right to participate and earn an interest in two oil and gas exploration and development projects located in the province of Alberta, Canada known respectively as the Evi prospect and the Verdigris prospect. In February 2004, the Company entered into two agreements with 1048136 Alberta Ltd. to acquire the right to participate and earn an interest in two additional oil and gas exploration and development projects located in the province of Alberta known as the Joarcam prospect and the Buffalo Lake prospect. 1048136 Alberta Ltd. is a private Alberta company (see Note 6).

Pursuant to the agreements, the Company shall advance funds, as required, in connection with the drilling, testing, completion, capping and/or abandonment of up to three wells on each of the properties. Once the Company has completed its funding obligation, it will have earned the following interest in each prospect:

Evi Prospect           66.67%
Verdigris Prospect     66.67%
Joarcam Prospect       70.00%
Buffalo Lake Prospect  70.00%

                            SILVER STAR ENERGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 4 -- OIL AND GAS PROPERTIES (continued)

In the event the Company does not provide the funds as required, the Company will retain no interest in the prospects.

During the year ended December 31, 2004, the Company paid $1,283,149 towards the exploration and development of the oil and gas prospects in Alberta. These costs have been capitalized.


CALIFORNIA PROSPECTS, U.S.A.

On December 5, 2003, the Company entered into two option agreements with Archer Exploration, Inc. (Archer) to acquire Archer's interest in certain unproven oil and gas prospects located in the State of California, U.S.A., known as North Franklin Prospect and Winter Pinchout Prospect.

To earn an assignment of 100% of Archer's interests in the North Franklin Prospect, being a 100% working interest (76% net revenue interest), the Company made an initial cash payment of $85,000 and is required to pay $15,000 at spud of the initial test well and $25,000 at completion of the initial test well. In addition, the Company is responsible for all expenses for lease extensions and rental of existing leases (including a 20% fee), acquisition of any additional leases (including a 20% fee) and costs in connection with drilling and completion of the initial test well.

Pursuant to the agreement, Archer retains a 2.5% overriding royalty, a 5% working interest through the completion of the initial test well and the right to participate in a 5% working interest.

The Company has an agreement to farm-out a 35% working interest in the North Franklin Project to Fidelis Energy, Inc. (see Note 6). Under the terms of the agreement, Fidelis will contribute $500,000 towards the drilling and completion of the Archer-Whitney #1 well and participate as a Poll working interest partner on all further costs including drilling of any additional wells on the project.

To earn an assignment of 100% of Archer's interests in the Winter Pinchout Prospect, being a 100% working interest (76% net revenue interest), the Company made an initial cash payment of $100,000 and is required to pay $15,000 at spud of the initial test well of the first three prospects drilled and $25,000 at completion of the initial test well of each prospect drilled. In addition, the Company is responsible for all expenses for acquisition of leases acquired (including a 20% fee), acquisition and analysis of seismic data, drilling and completion of the initial test well on the first prospect drilled and a monthly management fee in the amount of $10,000 commencing January 2004.

Pursuant to the agreement, Archer retains a 2.5% overriding royalty, a 5% working interest through the completion of the initial test well and the right to participate in a 10% working interest.

In August 2004, the Company executed acquisition and joint operating agreements on five natural gas prospects in California with Archer Exploration, Inc. Pursuant to the agreements, the Company has acquired a 7.5% carried working interest on four of the prospects and has acquired a 25% carried working interest in the fifth prospect. The Company is carried on all costs related to the prospect through the licensing, permitting, drilling and completion of the first well on each project. In the event of a successful gas well being drilled, the Company, following testing and completion, would be responsible for the working interest costs of well tie-in and pipeline. The Company would also be a working interest participant on any additional gas wells drilled.

                            SILVER STAR ENERGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 4 -- OIL AND GAS PROPERTIES (continued)

During the year ended December 31, 2003, the Company incurred a total of $405,000 in acquisition and exploration costs relating to the California prospects. During the year ended December 31, 2004, the Company incurred a total of $898,204 in acquisition, exploration and development costs relating to the California prospects. As of December 31, 2004, total capitalized costs for the California prospects was $1,303,204.


NOTE 5 -- NETCASH PURCHASE AGREEMENT

By agreement dated October 22, 2002 between the Company's subsidiary Netcash and Netcash Services Inc. (NSI), Netcash acquired a 100% interest in four Service and Management Contracts with retail locations' operations and one Processing Contract with a cash transaction processor for four automated teller machines (ATM's) as well as the exclusive right to use the trade name "Netcash" in exchange for (a) 48,000,000 (2,000,000 restricted pre-forward 24:1 split) common shares of the Company valued at $2,000; and (b) the commitment to provide a loan with no fixed terms of repayment of up to $15,000.

Effective October 28, 2003 the Company sold 100% of the shares in the Common Stock of Netcash, inclusive Mall its tangible and intangible assets and liabilities associated with the Company's Automated Teller Machines management operations, with a net book value of $8,257, to an arms length third party for $25,000, resulting in a gain on sale of Netcash of $16,743.


NOTE 6 -- COMMON STOCK

On November 20, 2003, the Company restructured its share capital whereby the total common shares presently issued and outstanding was forward split on a 1
(old) to 12 (new) basis. Effective January 5, 2004 the Company restructured its share capital whereby the total common shares presently issued and outstanding was forward split on a 1 (old) to 2 (new) basis. All references to common stock, common shares outstanding, average numbers of common shares outstanding and per share amounts in these Financial Statements and Notes to Financial Statements prior to the effective date of the forward stock splits have been restated to reflect the 12:1 and the 2:I common stock splits on a retroactive basis.

On December 5, 2003, the Company received $500,000 in subscription proceeds from a director and officer for the purchase of 444,444 common shares of the company's stock pursuant to a Regulation S Private Placement Financing which was announced on November 25, 2003 and whereby the Company plans to issue up to 3,555,556 common shares of its capital stock. During the three months ended March 31, 2004, the Company received subscription proceeds of $750,000 pursuant to the Private Placement Financing. During the three months ended March 31, 2004, 1,112,102 shares were issued in accordance with the $1,250,000 in subscription proceeds received.

On March 23, 2004, the Company entered into an agreement with two shareholders for the shareholders to surrender for cancellation 24,600,000 regulation 144 restricted shares of the Company's common stock.

During the three months ended June 30, 2004, the Company received subscription proceeds of $630,000 pursuant to the Private Placement Financing. During the three months ended June 30, 2004, 661,915 shares were issued in accordance with the $630,000 in subscription proceeds received.

                            SILVER STAR ENERGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 6 -- COMMON STOCK (continued)

On June 30, 2004, the Company received share subscription proceeds of $275,000 for 500,000 shares of restricted common stock pursuant to the Private Placement Financing announced on November 25, 2003. During the three months ended September 30, 2004, 500,000 shares were issued in accordance with the $275,000 in subscription proceeds received.

On August 18, 2004, the Company issued 250,000 restricted shares of common stock for $25,000 in accounts payable.

On October 18, 2004, the Company issued 156,000 restricted shares of common stock for consulting expense of $15,600.

On November 23, 2004, the Company issued 362,394 shares of common stock for debt issue costs of $350,000 associated with the Company's issuance of convertible debt.

As of December 31, 2004, the Company has not adopted a stock option plan or granted any stock options and accordingly has not recorded any stock-based compensation.


TREASURY STOCK

On December 18, 2003, upon the resignation of an officer of the Company, 48,000,000 common shares were returned to Treasury, for consideration of $3,500. The shares were cancelled on January 23, 2004.


NOTE 7 -- RELATED PARTY TRANSACTIONS

The $445,000 amount due to a related party at December 31, 2003 was comprised of advances from a director of the Company and is unsecured, non-interest bearing and has no fixed terms of repayment. On February 20, 2004, this debt was forgiven in its entirety and recorded as paid-in capital.

Pursuant to consulting agreements dated November 15, 2003 the Company agreed to pay $5,500 per month to the CFO and director of the Company and $7,000 per month to the President and director of the Company.

During 2003 and 2004, the Company entered into several acquisition agreements with 1048136 Alberta Ltd. (see Note 4). The Company's current president, Robert McIntosh, was a director of 1048136 Alberta Ltd. and had resigned from that position prior to his involvement with the Company. Sak Narwal, a shareholder of the Company, was also a director of 1048136 Alberta Ltd. and Scott Marshall, the majority shareholder of 1048136 Alberta Ltd., is the spouse of Naomi Patricia Johnston, owner of an 11.76% interest in the Company. Despite the existence of these related parties, the consideration exchanged under the Agreements described above was negotiated at "arms length," and the directors and executive officers of the Company used criteria used in similar uncompleted proposals involving the Company in comparison to those of 1048136 Alberta Ltd.

At December 31, 2004, the Company owed $92,318 to 1048136 Alberta Ltd. for expenses related to corporate development.

                            SILVER STAR ENERGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 7 -- RELATED PARTY TRANSACTIONS (CONTINUED)

The Company has a "working interest" relationship with joint venture partner Fidelis Energy Inc. (FDEI: OTC: BB) (see Note 4). Both companies have an interest in the North Franklin gas project in Sacramento, California. More recently in January 2005 Fidelis entered into an agreement to acquire an interest in 2 oil wells at the Joarcam Project located in Alberta Canada. The Company is earning a 70% working interest in the entire Joarcam Project. Fidelis has also entered into an agreement for the first right of refusal to acquire the remaining 30% working interest on all future drilling locations at Joarcam. Silver Star and Fidelis will collectively have acquired a 100% working interest at Joarcam.

In addition, Silver Star and Fidelis management work closely in the evaluation of other potential, jointly feasible exploration prospects. Also, the two companies share a common origin in that certain beneficial shareholders of both companies have contributed to their formation.


NOTE 8 -- INCOME TAXES

As of December 31, 2004, the Company has incurred operating losses of approximately $1,212,000 which, if utilized, will expire through 2024. Future tax benefits which may arise as a result of these losses and resource deductions have not been recognized in these financial statements, as their realization is determined not likely to occur.


NOTE 9 -- LEASE COMMITMENT

On February 20, 2004, the Company entered into a lease agreement for approximately 900 square feet of office space at 1701 Westwind Drive, #119, in Bakersfield, California. The lease expires February 28, 2005 and continues on a month to month after that date. The lease payments are $1,040 per month.

The minimum future lease payments under these leases for the next five years are:

YEAR ENDED DECEMBER 31,

2005                                 $ 2,080
2006                                     ---
2007                                     ---
2008                                     ---
2009                                     ---
                                     -------
Total minimum future lease payments  $ 2,080
                                     =======

                            SILVER STAR ENERGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 10 -- NOTES PAYABLE

                                                              DECEMBER 31,
                                                                  2004
                                                              -----------
Note payable with interest at 8% due August 24, 2005            $ 150,000
Note payable with interest at 8% due September 2, 2005            100,000
Note payable with interest at 8% due October 12, 2005              50,000
Note payable with interest at 8% due October 27, 2005              50,000
Note payable with interest at 8% due November 5, 2005             100,000
                                                              -----------
                                                                $ 450,000
                                                              ===========

NOTE 11 -- DISCONTINUED OPERATIONS

On October 28, 2003, 657333 B.C. Ltd., doing business as Netcash, a wholly owned subsidiary of the Company, was sold, and is no longer a subsidiary of the Company.

Operating results of this discontinued operation for the year ended December 31, 2004 and 2003 are shown separately in the accompanying consolidated statement of operations. The operating statements for the year ended December 31, 2003 have been restated to conform with the current year's presentation and are also shown separately. The operating results of this discontinued operation for the years ended December 31, 2004 and 2003 consist of:

For the year ended December 31,

                           FOR THE YEAR
                              ENDED
                           DECEMBER 31,
                         ---------------
                          2004      2003
                         -----  --------
Sales                    $ ---  $ 16,611
Operating Expenses         ---   (28,624)
Gain on sale of Netcash    ---    16,743
                         -----  --------
Net Income (Loss)        $ ---   $ 4,730
                         =====  ========

NOTE 12 -- CONVERTIBLE DEBENTURES

On November 23, 2004, the Company sold $750,000 in secured convertible debentures to Cornell Capital Partners, L.P. (Cornell). The convertible debentures carry an interest rate of 5% per annum. Principal and interest will be due on November 23, 2007. At any time, Cornell is entitled to convert all or any part of the principal amount of the debenture, plus accrued interest, into shares of the Company's common stock. On November 23, 2007, at the Company's option, the entire principal amount and all accrued interest shall be either
(a) paid to Cornell or (b) converted to common stock. For the year ended December 31, 2004, interest expense charged to the convertible debentures was $3,904.

As part of the purchase of the debentures, Cornell was also issued a Warrant to purchase 750,000 shares of the Company's common stock. The Warrant will expire on November 23, 2009. The exercise price of the warrant shall be one hundred twenty percent (120%) of the closing bid price of the Company's common stock on the exercise date or as subsequently adjusted.

                            SILVER STAR ENERGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 12 -- CONVERTIBLE DEBENTURES (CONTINUED)

On November 23, 2004, the Company paid $102,500 in cash for debt issue costs. The Company also issued 362,394 shares of common stock valued at $350,000 for debt issue costs. Total debt issue costs of $452,500 have been capitalized in financial statements. These debt issue costs are being amortized over three years. As of December 31, 2004, debt issue costs of $11,059 have been amortized and recorded as interest expense. At December 31, 2004, net debt issue costs was $441,441.

                                UP TO 54,008,655

                                    SHARES OF

                                  COMMON STOCK

                                       OF

                            SILVER STAR ENERGY, INC.

                                   PROSPECTUS

               The date of this prospectus is ____________, 2005

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under Sections 78.7502 and 78.752 of the Nevada Revised Statutes, we have broad powers to indemnify and insure our directors and officers against liabilities they may incur in their capacities as such. The Nevada Revised Statutes generally require us to indemnify our directors, officers, employees and agents to the extent that the person is successful on the merits or otherwise in defense of any action, suit or proceeding arising from the person's service in such capacity, or claim, issue or matter therein, against expenses, including attorneys' fees actually and reasonably incurred by the person in connection with the defense. The Nevada Revised Statutes generally provide that neither a director nor an officer shall have any personal liability to us or our stockholders for any action or failure to act in his capacity and such, unless the director or officer breached his fiduciary duties as a director or officer, and such breach involved intentional misconduct, fraud or a knowing violation of law. Our Articles of Incorporation provide that, to the fullest extend permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any fiduciary duty as a director or officer involving any act or omission, with the exception of acts or omissions involving intentional misconduct, fraud or knowing violation of law or the payment of dividends in violation of section 78.300 of the Nevada Revised Statutes. The Nevada Revised Statutes also permit us to protect our officers and directors from expenses associated with litigation arising from or related to their duties, except for intentional misconduct, fraud or a knowing violation of law that was material to the cause of action.

Our bylaws require us to indemnify our directors and former directors and permit our directors to indemnify a director or former director of a corporation of which we are or were a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having one of our directors or a director of such other corporation, including an action brought by us or such other corporation. Each of our directors on being elected or appointed is deemed to have entered into a contract of indemnity on the foregoing terms. Our bylaws permit us to indemnify our officers, employees and agents and the officers, employees and agents of a corporation of which we are or were a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of us or such other corporation. Our bylaws require us to indemnify our secretary or any assistant secretary (if such person is not one of our full time employees) and such person's heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to such offices. Each of our secretary and any assistant secretary on being appointed is deemed to have entered into a contract of indemnity on the foregoing terms. In conjunction therewith, our directors may also cause us to procure and maintain, at our expense, policies of insurance for all such directors, officers, employees and agents.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

SEC Registration Fee............................ $ 2,257
Printing and engraving expenses................. $10,840*
Legal fees and expenses......................... $50,000*
Accounting fees and expenses.................... $25,000*
Miscellaneous................................... $   500*
                                                 -------
TOTAL........................................... $88,597*
                                                 =======

----------
*Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

During the period ended December 31, 2002 we received proceeds of $44,078 on issuance of 440,776 shares of common stock shares at a price of $.10 per share and $4,000 on issuance of 4,000,000 shares of common stock at a price of $.001 per share.

On December 5, 2003, we received $500,000 in subscription proceeds from David Naylor, one of our directors and our chief financial officer, for the purchase of 444,444 common shares of our common stock pursuant to a private placement (the "Private Placement Financing") whereby we planned to issue up to 3,555,556 common shares of our capital stock at $1.13 per share to private investors. During the three months ended March 31, 2004, we received subscription proceeds of $750,000 pursuant to the Private Placement Financing. During the three months ended March 31, 2004, 1,112,102 shares were issued in accordance with the $1,250,000 in subscription proceeds received.

During the three months ended June 30, 2004, we received subscription proceeds of $630,000 pursuant to the Private Placement Financing. During the three months ended June 30, 2004, 661,915 shares were issued in accordance with the $630,000 in subscription proceeds received.

On June 30, 2004, we received share subscription proceeds of $275,000 for 500,000 shares of restricted common stock pursuant to the Private Placement Financing. During the three months ended September 30, 2004, 500,000 shares were issued in accordance with the $275,000 in subscription proceeds received.

On August 18, 2004, we issued 250,000 shares of our common stock to a vendor for $25,000 in accounts payable.

On October 18, 2004, we issued 156,000 shares of common stock to a consultant for a consulting expense of $15,600.

On November 24, 2004, we entered into a standby equity distribution agreement with Cornell Capital Partners, LP, pursuant to which we had the right to periodically sell to Cornell up to $10 million of common stock. We terminated the agreement with Cornell prior to the sale of any shares of common stock. We also issued 362,394 shares of common stock to Cornell in payment of a $350,000 commitment fee incurred upon our execution of the agreement. In addition, we issued 10,752 shares of common stock to a consultant as payment for a $10,000 consulting expense related to the offering.

On November 24, 2004, we sold a $750,000 principal amount 5% secured convertible debenture, convertible into shares of common stock, and a warrant to purchase up to 750,000 shares of common stock to Cornell Capital Partners, L.P. for an aggregate purchase price of $750,000.

On February 28, 2005, we sold a 5% secured convertible debenture due August 24, 2005 to a private investor for $500,000. The debenture is convertible into shares of common stock at a conversion price equal to the lesser $1.00 per share or the 5-day average trading price of our common stock on the date of conversion.

On February 28, 2005, we sold a 5% secured convertible debenture due February 28, 2006 to a private investor for $500,000. The debenture is convertible into shares of common stock at a conversion price equal to the lesser of $1.00 per share or the 5-day average trading price of our common stock on the date of conversion.

On May 1, 2005, we sold a 5% secured convertible debenture due May 1, 2006 to a private investor for $510,000. The debenture is convertible into shares of common stock at a conversion price equal to the lesser of $1.00 per share or the 5-day average trading price of our common stock on the date of conversion.

On October 14, 2005, pursuant to a private placement exempt under Section 4(2) of the Securities Act of 1933, we issued senior secured convertible promissory notes in the aggregate principal amount of $3,429,985, convertible into shares of common stock, and warrants to purchase up to 10,888,834 shares of common stock to a group of private investors for an aggregate purchase price of $3,429,985. On same date we issued to each of the placement agent and our financial advisor as consideration for services rendered Series A warrants to purchase 1,088,888 shares of common stock, Series B warrants to purchase 1,088,888 shares of common stock, Series C warrants to purchase 1,088,888 shares of common stock, and Series D warrants to purchase 1,088,888 shares of common stock. On November 9, 2005, we amended our agreement with the investors, in exchange for their waiver of their right to purchase additional securities from us, to issue to them Series A warrants to purchase up to an aggregate of 10,888,834 shares of common stock and Series B warrants to purchase up to an aggregate of 10,888,834 shares of common stock.

None of the above transactions involved a public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) of the Securities Act or Regulation S with respect to the securities that were issued to non-U.S. persons. The securities granted in these transactions are restricted and may not be resold unless they are subsequently registered under the Securities Act or resold pursuant to an applicable exemption therefrom.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Silver Star Energy, Inc., a Nevada corporation.

EXHIBIT    DESCRIPTION
NUMBER
-------    ------------
3.1.1      Articles of Incorporation of the Company

3.1.2      Certificate of Amendment of Articles of Incorporation of the Company

3.2        Bylaws of the Company

4.1        Form of Warrant to Purchase common stock, issued to Cornell Capital, LP on November 24, 2004

4.2        Form of Secured Convertible Promissory Note issued to the investors party to the Note and
           Warrant Purchase Agreement dated September 30, 2005, and amended November 9, 2005
           (the "2005 Purchase Agreement") (incorporated by reference to Exhibit 4.11 to the Company's
           Form 8-K filed October 19, 2005)

4.3        Amended and Restated Registration Rights Agreement, dated November 9, 2005 between the
           Company and the investors party thereto

4.4        Security Agreement dated September 30, 2005 between the Company and the investors party thereto (incorporated by reference to Exhibit 4.13 to the Company's Form 8-K filed
           October 19, 2005)

4.5        Form of Warrant issued to the investors party to the 2005 Purchase Agreement

4.6        Form of Series A Warrant to Purchase Shares of Common Stock issued to the investors party to the 2005 Purchase Agreement

4.7        Form of Series B Warrant to Purchase Shares of Common Stock issued to the investors party to the 2005 Purchase Agreement

4.8        Form of Series A Warrant to Purchase Shares of Common Stock issued to 1st SB Partners Ltd.
           and H.C. Wainwright & Co., Inc.

4.9        Form of Series B Warrant to Purchase Shares of Common Stock issued to 1st SB Partners Ltd.
           and H.C. Wainwright & Co., Inc.

4.10       Form of Series C Warrant to Purchase Shares of Common Stock

4.11       Form of Series D Warrant to Purchase Shares of Common Stock

5.1        Opinion of Dieterich & Associates as to the legality of securities being offered

EXHIBIT    DESCRIPTION
NUMBER
-------    ------------
10.1       Robert McIntosh's Consulting Agreement dated July 1, 2005

10.2       David Naylor's Consulting Agreement dated July 1, 2005

10.3       Robert McIntosh's Loan Agreement dated December 31, 2003 (incorporated by reference to
           Exhibit 10.3 to the Company's Form 10-KSB/A, filed April 21, 2004)

10.4       Agreement dated October 21, 2003 between Silver Star Energy Inc. and Adil Dinani disposing of 657333 BC Ltd. (Netcash) (incorporated by reference to Exhibit 2.1 to the Company's Form
           8-K filed on November 13, 2003)

10.5       Agreement dated October 29, 2003 between Silver Star Energy Inc. and 1048136 Alberta Ltd.
           respecting the acquisition of the Evi oil and gas prospect (incorporated by reference to Exhibit
           2.1 the Company's Form 8-K filed on November 13, 2003)

10.6       Agreement dated October 29, 2003 between Silver Star Energy Inc. and 1048136 Alberta Ltd.
           respecting the acquisition of the Verdigris oil and gas prospect (incorporated by reference to
           Exhibit 2.2 to the Company's Form 8-K filed on November 13, 2003)

10.7       Agreement dated December 5, 2003 between Silver Star Energy Inc. and Archer Exploration
           Inc. respecting the North Franklin oil and Gas prospect (incorporated by reference to Exhibit
           2.1 to the Company's Form 8-K filed on December 23, 2003)

10.8       Agreement dated December 5, 2003 between Silver Star Energy Inc. and Archer Exploration
           Inc. respecting the Winter Pinchout oil and gas project (incorporated by reference to Exhibit
           2.2 to the Company's Form 8-K filed on December 23, 2003)

10.9       Data Sharing Agreement Among 1048136 Alberta Ltd., Cascade Energy, Inc., Silver Star
           Energy, Inc. and Fidelis Energy, Inc., dated August 10, 2005 (incorporated by reference to
           Exhibit 10.9 to the Company's Form 8-K, filed October 4, 2005)

10.10      Amended and Restated Note and Warrant Purchase Agreement dated November 9, 2005, between the Company and certain investors listed therein

10.11      Lock-up Agreement between the Company and certain shareholders listed therein
           (incorporated by reference to Exhibit 10.11 to the Company's Form 8-K filed October 19,
           2005)

23.1       Independent Auditors' Consent of Robison, Hill & Co.

23.2       Consent of Dieterich & Associates (included in Exhibit 5.1)

24.1       Power of Attorney (included on the signature page of this registration statement)

ITEM 28. UNDERTAKINGS.

(a)    The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

             (i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information in this Registration Statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) include any additional or changed material information on the plan of distribution.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the end of the offering.

(b) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective and each post-effective amendment that contains a form of prospectus will be treated as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time will be treated as the initial bona fide offering of those securities.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Los Angeles, State of California, on November 14, 2005.

                                     SILVER STAR ENERGY, INC.



                                     /s/ Robert McIntosh
                                     --------------------
                                     By: Robert McIntosh
                                     President, Chief Executive Officer and
                                     Director



                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert McIntosh and David Naylor, or either of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement on Form SB-2 and any and all amendments thereto, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:

SIGNATURE            TITLE                                            DATE
/s/ Robert McIntosh  President, Chief Executive Officer and Director  November 14, 2005
-------------------  (Principal Executive Officer)
Robert McIntosh

/s/ David Naylor     Treasurer and Director (Principal Financial and  November 14, 2005
----------------     Accounting Officer)
David Naylor

EXHIBITS
--------
3.1.1      Articles of Incorporation of the Company

3.1.2      Certificate of Amendment of Articles of Incorporation of the Company

3.2        Bylaws of the Company

4.1        Form of Warrant to Purchase common stock, issued to Cornell Capital, LP on November 24, 2004

4.2        Form of Secured Convertible Promissory Note issued to the investors party to the Note and
           Warrant Purchase Agreement dated September 30, 2005, and amended November 9, 2005 (the
           "2005 Purchase Agreement") (incorporated by reference to Exhibit 4.11 to the Company's
           Form 8-K filed October 19, 2005)

4.3        Amended and Restated Registration Rights Agreement, dated November 9, 2005 between the
           Company and the investors party thereto

4.4        Security Agreement dated September 30, 2005 between the Company and the investors party thereto (incorporated by reference to Exhibit 4.13 to the Company's Form 8-K filed October
           19, 2005)

4.5        Form of Warrant issued to the investors party to the 2005 Purchase Agreement

4.6        Form of Series A Warrant to Purchase Shares of Common Stock issued to the investors party to the 2005 Purchase Agreement

4.7        Form of Series B Warrant to Purchase Shares of Common Stock issued to the investors party to the 2005 Purchase Agreement

4.8        Form of Series A Warrant to Purchase Shares of Common Stock issued to 1st SB Partners Ltd.
           and H.C. Wainwright & Co., Inc.

4.9        Form of Series B Warrant to Purchase Shares of Common Stock issued to 1st SB Partners Ltd.
           and H.C. Wainwright & Co., Inc.

4.10       Form of Series C Warrant to Purchase Shares of Common Stock

4.11       Form of Series D Warrant to Purchase Shares of Common Stock

5.1        Opinion of Dieterich & Associates as to the legality of securities being offered

10.1       Robert McIntosh's Consulting Agreement dated July 1, 2005

10.2       David Naylor's Consulting Agreement dated July 1, 2005

10.3       Robert McIntosh's Loan Agreement dated December 31, 2003 (incorporated by reference to
           Exhibit 10.3 to the Company's Form 10-KSB/A, filed April 21, 2004)


10.4   Agreement dated October 21, 2003 between Silver Star Energy Inc. and Adil Dinani disposing of 657333 BC Ltd. (Netcash) (incorporated by reference to Exhibit 2.1 to the Company's Form
       8-K filed on November 13, 2003)

10.5   Agreement dated October 29, 2003 between Silver Star Energy Inc. and 1048136 Alberta Ltd.
       respecting the acquisition of the Evi oil and gas prospect (incorporated by reference to Exhibit
       2.1 the Company's Form 8-K filed on November 13, 2003)

10.6   Agreement dated October 29, 2003 between Silver Star Energy Inc. and 1048136 Alberta Ltd.
       respecting the acquisition of the Verdigris oil and gas prospect (incorporated by reference to
       Exhibit 2.2 to the Company's Form 8-K filed on November 13, 2003)

10.7   Agreement dated December 5, 2003 between Silver Star Energy Inc. and Archer Exploration
       Inc. respecting the North Franklin oil and Gas prospect (incorporated by reference to Exhibit
       2.1 to the Company's Form 8-K filed on December 23, 2003)

10.8   Agreement dated December 5, 2003 between Silver Star Energy Inc. and Archer Exploration
       Inc. respecting the Winter Pinchout oil and gas project (incorporated by reference to Exhibit
       2.2 to the Company's Form 8-K filed on December 23, 2003)

10.9   Data Sharing Agreement Among 1048136 Alberta Ltd., Cascade Energy, Inc., Silver Star
       Energy, Inc. and Fidelis Energy, Inc., dated August 10, 2005 (incorporated by reference to
       Exhibit 10.9 to the Company's Form 8-K, filed October 4, 2005)

10.10  Amended and Restated Note and Warrant Purchase Agreement dated November 9, 2005, between the Company and certain investors listed therein

10.11  Lock-up Agreement between the Company and certain shareholders listed therein
       (incorporated by reference to Exhibit 10.11 to the Company's Form 8-K filed October 19,
       2005)

23.1   Independent Auditors' Consent of Robison, Hill & Co.

23.2   Consent of Dieterich & Associates (included in Exhibit 5.1)

24.1   Power of Attorney (included on the signature page of this registration statement)